UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KILROY REALTY CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

April 1, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 annual meeting of stockholders of KILROY REALTY CORPORATION to be held on May 20, 2010, at 9:00 a.m. (local time) at our corporate offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. It is important that your shares be represented at the meeting. You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting.

Sincerely,

Tyler H. Rose
Executive Vice President, Chief Financial Officer and Secretary

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2010

To the Stockholders of Kilroy Realty Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Kilroy Realty Corporation, a Maryland corporation (the “Company”), will be held at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 on May 20, 2010, at 9:00 a.m. (local time), for the following purposes:

1. To elect six directors to the Board of Directors (the “Board”) to serve until the annual meeting of stockholders in the year 2011, and until their successors are duly elected and qualify;

2. To consider and act upon a Company proposal to amend the Kilroy Realty 2006 Incentive Award Plan (as amended, the “2006 Plan”); and

3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board has fixed the close of business on March 19, 2010 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Proxies are being solicited by the Board, which recommends that stockholders vote “FOR” the election of the Board’s nominees named in the Proxy Statement and recommends that the stockholders vote “FOR” the Company proposal contained in the Proxy Statement. Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting of Stockholders and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you are viewing the Proxy Statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the Proxy Statement, you may vote by completing and mailing the proxy card enclosed with the Proxy Statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

Tyler H. Rose
Executive Vice President, Chief Financial Officer and Secretary

April 1, 2010

Los Angeles, California

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2010

PROXY STATEMENT

INTRODUCTION

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Kilroy Realty Corporation, a Maryland corporation (the “Company”), of proxies from the holders of the Company’s issued and outstanding shares of common stock, par value $.01 per share (the “Common Stock”), to be exercised at the annual meeting of stockholders (the “Annual Meeting”) to be held on May 20, 2010 at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 at 9:00 a.m. (local time), including any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on April 9, 2010. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the “Proposals”):

1.    To elect six directors to the Board to serve until the annual meeting of stockholders in the year 2011, and until their successors are duly elected and qualify;

2.    To consider and act upon a Company proposal to amend the Kilroy Realty 2006 Incentive Award Plan (as amended, the “2006 Plan”); and

3.    To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only the holders of record of the shares of Common Stock at the close of business on March 19, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted on at the meeting. As of the Record Date, 43,092,980 shares of Common Stock were outstanding.

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this Proxy Statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of Common Stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with the Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of Common Stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the Proxy Statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

The Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on May 19, 2010. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

A majority of the shares of Common Stock outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. To be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal regarding the election of the directors.

Company Proposal 2 to amend the 2006 Plan must be approved by a majority of the votes cast by our stockholders at the meeting, provided that the total votes cast on this Proposal represents over 50% in interest of all securities entitled to vote on the Proposal. For purposes of the vote on the proposed amendment to the 2006 Plan, any abstentions will be treated as votes cast and will have the effect of votes against the Proposal. Broker non-votes will not be treated as votes cast for this purpose, and, therefore, any broker non-votes will have the effect of votes against the Proposal unless the total votes cast on the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal. If the total votes cast on the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal, then broker non-votes will have no effect on the result of the vote.

The shares of Common Stock represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, will be voted “FOR” the election of the director nominees named in this Proxy Statement and “FOR” the Company proposal. As to any other business that may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named in the proxy card, at their discretion. The Company does not presently know of any other business that may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (i) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (ii) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE COMPANY WITH RESPECT TO THE PROPOSALS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY

IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, telephone (310) 481-8400, and the Company’s website is www.kilroyrealty.com. References herein to the “Company” refer to Kilroy Realty Corporation and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 1, 2010.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Pursuant to the Company’s Articles of Restatement, the Company’s bylaws, as amended (the “Bylaws”), and resolutions adopted by the Company’s Board, the Board presently consists of six directors with all directors serving one-year terms that expire at the annual meeting of stockholders to be held in the year following the year of their election. The terms of all six directors will therefore expire at the 2010 annual meeting.

Nominees for Director

Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated Messrs. Kilroy, Sr., Kilroy, Jr., Dickey, Ingraham, Kinsella, and Dr. Brennan for election to the Board for a one-year term expiring at the annual meeting of stockholders to be held in 2011.

Except as otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of the nominees to the Board. The nominees have consented to be named in this Proxy Statement and to serve as directors if elected. The biographical summaries of the experience of our directors can be found under the caption in this Proxy Statement “Certain Information with Respect to Board of Directors” relating to the directors, which have been furnished to the Company by the respective individuals.

The Board recommends a vote “FOR” the election of Messrs. Kilroy, Sr., Kilroy, Jr., Dickey, Ingraham, Kinsella, and Dr. Brennan for one-year terms expiring at the annual meeting of stockholders to be held in 2011.

Vote Required

The election of the directors requires the plurality of the votes cast by the holders of the shares of Common Stock entitled to vote, either present in person or by proxy at the Annual Meeting.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

PROPOSAL 2: APPROVAL OF AMENDMENT TO 2006 INCENTIVE AWARD PLAN

The Kilroy Realty 2006 Incentive Award Plan (as amended, the “2006 Plan”) was adopted by our Board of Directors in March 2006 and was approved by our shareholders in May 2006. The number of shares originally authorized for issuance under the 2006 Plan (the “Share Limit”) was 1,535,000 shares. Effective May 27, 2009, following approval by our shareholders, the 2006 Plan was amended to, among other things, increase the number of shares of Common Stock available for issuance under the 2006 Plan to a total of 3,130,000 shares.

As of the Record Date, 43,092,980 shares of Common Stock were outstanding, and 1,723,131 common units of Kilroy Realty, L.P., our Operating Partnership were outstanding. Also as of the Record Date, approximately 1,505,435 shares of our Common Stock were available for issuance under the 2006 Plan. We are asking our shareholders to approve an amendment to the 2006 Plan (the “Fourth Amendment”) providing for (i) an increase in the number of shares of Common Stock authorized for issuance under the 2006 Plan to a total of 6,120,000 shares (taking into consideration all awards that have already been granted under the 2006 Plan to date, this share increase would enable the Company to grant (A) an additional 1,539,532 full value awards (such as restricted stock, restricted stock units and profits interest units), (B) an additional 4,495,435 of certain of the stock options or stock appreciation rights discussed below, or (C) lesser amounts of a combination of these awards), (ii) changes in the provisions regarding how awards are counted against the number of shares available for issuance under the 2006 Plan (the “Share Counting Provisions”) to adjust the ratios by which grants of various types of awards will reduce the number of shares available for grant under the 2006 Plan, and (iii) a change in the manner by which shares will be added back to the Share Limit in the event of a termination, lapse or expiration of an award. Changes proposed under the Fourth Amendment are discussed in more detail below.

General

The Board believes that the 2006 Plan will promote the success and enhance the value of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance. The summary below is qualified in its entirety by reference to the 2006 Plan itself and the related amendments, included as Exhibits 4.12, 4.13, 4.14, and 4.15 to our report on Form 10-K, filed with the SEC on February 11, 2010 and, with respect to the Fourth Amendment, attached as Appendix A to this Proxy Statement.

Shares Available for Awards

Subject to certain adjustments set forth in the 2006 Plan, the maximum number of shares of Common Stock that may be issued or awarded under the 2006 Plan will be increased to 6,120,000 shares. To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares subject to the award will again be available for the grant of an award pursuant to the 2006 Plan, except that any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award are counted as issued or transferred to the participant and are not again available for the grant of an award. In addition, stock appreciation rights (“SARs”) that are settled in stock count against the shares available for grant or issuance under the 2006 Plan based on the number of shares underlying these stock appreciation rights on the date of grant, without regard to the number of shares actually delivered to the participant in respect of stock-settled SARs upon exercise. The Fourth Amendment will provide that any award that again becomes available for grant as a result of a termination, lapse or expiration of an award will be added back to the Share Limit as the number of shares by which the Share Limit would be debited upon a grant of such an award. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2006 Plan.

The Fourth Amendment will also change the 2006 Plan to provide that, for purposes of calculating the number of shares available for issuance under the Share Limit, awards granted under the 2006 Plan following shareholder approval of the Fourth Amendment will be counted as follows:

(i) the amount by which awards of stock options, SARs and similar awards that expire more than five (5) years from the applicable date of grant and have an exercise or strike price of less than 130% of the fair market value of a share of our Common Stock on the date of grant will be counted against the Share Limit will be changed from 1.43 shares for every one (1) share subject to such an award to 1.29 shares for every one (1) share subject to such an award;

(ii) the amount by which awards of stock options, SARs and similar awards that expire five (5) years or less from the applicable date of grant and have an exercise or strike price of less than 130% of the fair market value of a share of our Common Stock on the date of grant will be counted against the Share Limit will be changed from 1.23 shares for every one (1) share subject to such an award to 1.16 shares for every one (1) share subject to such an award;

(iii) the amount by which awards of stock options, SARs and similar awards that have an exercise price or strike price equal to no less than 130% of the fair market value of a share of our Common Stock on the applicable date of grant and that expire more than five (5) years from the applicable date of grant will be counted against the Share Limit will be changed from 1.25 shares for every one (1) share subject to such an award to 1.15 shares for every one (1) share subject to such an award;

(iv) the amount by which awards of stock options, SARs and similar awards that have an exercise price or strike price equal to no less than 130% of the fair market value of a share of our Common Stock on the applicable date of grant and that expire five (5) years or less from the applicable date of grant will be counted against the Share Limit will remain as one (1) share for every one (1) share subject to such an award; and

(v) the amount by which awards of restricted stock, restricted stock units, profits interest units and similar full-value awards will be counted against the Share Limit will be changed from 3.35 shares for every one (1) share subject to such an award to 2.92 shares for every one (1) share subject to such an award.

Awards

The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, performance-based awards and other incentive awards to eligible individuals. The 2006 Plan further provides that the maximum number of shares which may be subject to awards granted to any one participant during any calendar year is 1,500,000 and the maximum amount that may be paid to a participant in cash during any calendar year with respect to cash-based awards is $30,000,000.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the 2006 Plan. The option exercise price of all stock options granted pursuant to the 2006 Plan will not be less than 100% of the fair market value of our stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000 (or the option otherwise fails to qualify as an incentive stock option), such option will be treated as a nonqualified stock option. Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an option granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed 5 years.

Restricted Stock

Eligible employees, consultants and directors may be issued restricted stock in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock will be evidenced by a written restricted stock agreement. The restricted stock agreement will contain restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the plan, except that SARs may not be exercised more than ten years after the applicable date of grant. The plan administrator may elect to pay SARs in cash, in Common Stock or in a combination of cash and Common Stock.

Other Awards Under the Plan

The 2006 Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, performance-based awards and other incentive awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award, provided that such price will not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

Any such award will only vest or be exercisable or payable while the participant is an employee or consultant of the Company, Kilroy Realty, L.P. (the “Operating Partnership”), or the Kilroy Realty TRS, Inc. (“TRS”), or a director of the Company or the TRS, except that the plan administrator may provide that such an award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the plan) of the Company, or because of the participant’s retirement, death or disability, or otherwise. However, to the extent required to preserve the tax deductibility under Section 162(m) of the Internal Revenue Code, any such provision with respect to performance shares or performance stock units that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the requirements of Section 162(m) of the Internal Revenue Code that apply to such “qualified performance-based compensation.”

Payments with respect to any such award, other than profits interest units, will be made in cash, in Common Stock or a combination of both, as determined by the plan administrator. These awards will be subject to such additional terms and conditions as determined by the plan administrator and will be evidenced by a written award agreement.

Performance Shares.    Awards of performance shares are denominated in a number of shares of our stock and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance Stock Units.    Awards of performance stock units are denominated in unit equivalent of shares of our stock and/or units of value, including dollar value of shares of our stock, and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents.    Dividend equivalents are rights to receive the equivalent value (in cash or our stock) of dividends paid on our stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant.

Stock Payments.    Stock payments include payments in the form of our stock or options or other rights to purchase our stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock.    Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or upon the satisfaction of performance criteria set by the plan administrator, and unless otherwise provided by the plan administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Restricted Stock Units.    Restricted stock units may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator will specify the date or dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the plan administrator will specify the maturity date applicable to each grant of restricted stock units which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of our stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of our stock.

Profits Interest Units.    To the extent authorized by the partnership agreement of the Operating Partnership, the 2006 Plan authorizes the grant of units in the Operating Partnership that are intended to constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance. Profits interests may only be granted to participants for the performance of services to or for the benefit of the Operating Partnership in the participant’s capacity as a partner in the Operating Partnership, in anticipation of the participant becoming a partner of the Operating Partnership, or as otherwise determined by the plan administrator, provided that the profits interest units would constitute “profits interests” within the meaning of the Internal Revenue Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service. At the time of grant, the plan administrator will specify the number of profits interest units subject to the award, the purchase price, if any, of the units and the date and conditions on which the profits interest units will vest. The plan administrator may impose transferability restrictions and other restrictions upon profits interest units.

Other Incentive Awards.    Participants as selected by the plan administrator may be granted other incentive awards that provide for shares of Common Stock or the right to purchase shares of Common Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Common Stock, stockholder value or stockholder return. Other incentive awards may also be linked to any performance criteria determined appropriate by the plan administrator. Amounts payable under other incentive awards may be in cash, Common Stock, units of the Operating Partnership, or a combination of any of the foregoing, as determined by the plan administrator.

Performance Bonus Awards.    Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. Any such cash bonus (and other performance-vesting awards described above) paid to a “covered employee” may be structured as “qualified performance-based compensation” each within the meaning of Section 162(m) of the Internal Revenue Code.

Eligibility

Employees and consultants of the Company, the TRS, the Operating Partnership or their subsidiaries, and directors of the Company or the TRS, are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, other incentive awards and performance bonus awards under the 2006 Plan. Only employees of the Company and its qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code.

Federal Income Tax Consequences

Stock Options

With respect to nonqualified stock options, the Company, the Operating Partnership or the participant’s employer, as applicable, is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company, the Operating Partnership or the participant’s employer, as applicable, will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

Other Awards

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company, the Operating Partnership or the participant’s employer, as applicable, will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Profits Interest Units

Profits interest units that constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance will generally not be taxed at the time of grant, though the holder will be required to report on his income tax return his allocable share of the issuing partnership’s income, gain, loss, deduction, and credit, regardless of whether the issuing partnership makes a distribution of cash. Instead, such profits interest units are generally taxed upon a disposition of the profits interest unit or distributions of money to the extent that such amounts received exceed the basis in the profits interest units. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the profits interest units.

If profits interests units are granted to a recipient who is an employee of the Company, the issuance of those profits interests may cause wages paid to the recipient to be characterized and subject to taxation as self- employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the Operating Partnership or the participant’s employer, as applicable. Additionally, if self-employed, the recipient must pay the full amount of all “FICA” employment taxes on the employee’s compensation (in the form of “SECA” taxes rather than “FICA” taxes), whereas regular employees are only responsible for 50% of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

Code Section 409A

Certain types of awards under the 2006 Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2006 Plan and awards granted under the 2006 Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A or an available exemption from Section 409A.

Tax Deductibility and Section 162(m) of the Code

Section 162(m) of the Internal Revenue Code generally places a $1 million annual limit on the amount of compensation paid to each of the Company’s named executive officers that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board of Directors pursuant to an incentive plan that has been approved by the Company’s stockholders. The 2006 Plan provides that certain awards made thereunder may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20 percent payable by the recipient.

The 2006 Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in stock previously owned by the participant rather than in cash.

The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2006 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

Information on the total number of shares available under our existing equity compensation plans and subject to outstanding awards is presented below under the captions “Equity Compensation Plan Information”; “Executive Compensation – Grants of Plan-Based Awards”; and “Executive Compensation – Outstanding Equity Awards at Fiscal Year End.”

Plan Benefits

The table below sets forth information with respect to awards made to our executive officers, directors, and employees under the 2006 Plan during 2009:

2009 Plan Benefits

Kilroy Realty 2006 Incentive Award Plan

Name and Position	Dollar Value ($) (1)		Number of Shares (2)
John B. Kilroy, Jr. – President, Chief Executive Officer and Director	$9,137,282	(4)	341,793
Jeffrey C. Hawken – Executive Vice President and Chief Operating Officer	$4,254,119	(4)	159,123
Richard E. Moran Jr. – Executive Vice President, Chief Financial Officer and Secretary(3)	$2,871,025	(4)	107,390
Tyler H. Rose – Senior Vice President and Treasurer(3)	$332,871	(5)	12,460
Steven R. Scott – Senior Vice President, San Diego	$157,261	(5)	5,887
All Current Executive Officers(6)	$16,752,558		626,653
All Non-Executive Directors	$528,692		26,010
All Non-Executive Officer Employees	$720,781		26,981

(1)	These awards are valued based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date.

(2)	The table includes awards of shares of restricted stock, unrestricted stock and RSUs (as defined below), including RSUs issued as dividend equivalents with respect to certain outstanding equity awards, made during 2009.

(3)	In December 2009, Mr. Moran resigned his position as Executive Vice President, Chief Financial Officer and Secretary of the Company, and Mr. Rose was appointed Executive Vice President, Chief Financial Officer and Secretary.

(4)	Includes RSUs that were granted pursuant to the 2008 annual long-term incentive program, unrestricted shares that were granted pursuant to the development completion component of the 2007 development performance program, and RSUs issued as dividend equivalents with respect to certain outstanding equity awards.

(5)	Includes RSUs that were discretionary grants in 2009 for 2008 performance and RSUs issued as dividend equivalents with respect to certain outstanding equity awards.

(6)	Includes Mr. Moran.

The table below sets forth information with respect to awards made to our executive officers, directors, and employees under the 2006 Plan from the inception of the 2006 Plan through March 31, 2010:

Name and Position	Number of Shares
John B. Kilroy, Jr. – President, Chief Executive Officer and Director	606,349
Jeffrey C. Hawken – Executive Vice President and Chief Operating Officer	253,469
Richard E. Moran Jr. – Executive Vice President, Chief Financial Officer and Secretary(1)	155,346
Tyler H. Rose – Senior Vice President and Treasurer(1)	53,278
Steven R. Scott – Senior Vice President, San Diego	55,059
All Current Executive Officers(2)	1,123,501
John B. Kilroy, Sr. – Chairman of the Board	8,203
Edward F. Brennan, Ph.D. – Director	8,641
William P. Dickey – Director	8,641
Scott S. Ingraham – Director	8,263
Dale F. Kinsella – Director	8,641
All Prior Non-Executive Directors	1,378
All Non-Executive Officer Employees	126,234

(1)	In December 2009, Mr. Moran resigned his position as Executive Vice President, Chief Financial Officer and Secretary of the Company, and Mr. Rose was appointed Executive Vice President, Chief Financial Officer and Secretary.

(2)	Includes Mr. Moran.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

CERTAIN INFORMATION WITH RESPECT TO BOARD OF DIRECTORS

Information concerning the directors of the Company is set forth below.

Name	Age	Position With The Company	Director Since	Term Expiration
John B. Kilroy, Sr.	87	Chairman of the Board	1996	2010
John B. Kilroy, Jr.	61	President, Chief Executive Officer and Director	1996	2010
Edward F. Brennan, Ph.D.	58	Director	2003	2010
William P. Dickey	67	Director	1997	2010
Scott S. Ingraham	56	Director	2007	2010
Dale F. Kinsella	61	Director	1997	2010

John B. Kilroy, Sr. has served as the Company’s Chairman of the Board since its incorporation in September 1996. In 1947, Mr. Kilroy founded the businesses that were incorporated in 1952 as the entity known as Kilroy Industries (“KI”). Mr. Kilroy served as KI’s President from 1952 until 1981 and from 1997 through the present, and has served as the Chairman of its Board of Directors since 1954. Mr. Kilroy is a nationally recognized member of the real estate community, providing the Company with strategic leadership and a broad based network of relationships. Mr. Kilroy is the father of John B. Kilroy, Jr., the Company’s President and Chief Executive Officer.

John B. Kilroy, Jr. has served as the Company’s President, Chief Executive Officer and Director since its incorporation in September 1996. Prior to joining the Company, Mr. Kilroy served in the same capacity for KI, the predecessor to the Company, and was responsible for the overall management of all facets of KI and its various affiliates since 1981. Mr. Kilroy has been involved in all aspects of commercial and industrial real estate development, construction, acquisition, sales, leasing, financing, and entitlement since 1967 and worked for KI for over 30 years. Mr. Kilroy became President of KI in 1981 and was elected Chief Executive Officer in 1991. Mr. Kilroy is a trustee of the El Segundo Employers Association, and a past trustee of Viewpoint School, the Jefferson Center For Character Education and the National Fitness Foundation. Mr. Kilroy is also Chairman of the Board of The New Majority Los Angeles Chapter and serves on the board of governors of the National Association of Real Estate Investment Trusts. Mr. Kilroy attended the University of Southern California. Mr. Kilroy is the son of John B. Kilroy, Sr., the Chairman of the Company’s Board.

Edward F. Brennan, Ph.D. has been a member of the Company’s Board since July 2003. Dr. Brennan is currently Chief Integration Officer for Nexus Dx, a medical diagnostics company located in San Diego, California. Previously, he was President and Chief Operating Officer of CryoCor, Inc. up to June 2008, when the company was sold to Boston Scientific Corporation. From January 2004, he served as Chairman of HemoSense Inc. until its sale to Inverness Medical Innovations in November 2007. While a director of HemoSense since 2000, he was also a managing partner of Perennial Ventures, a Seattle-based venture capital firm beginning in 2001. Prior to that time, he served as Vice President at Tredegar Investments. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for 30 years, including scientific and executive positions with Syntex, Inc., UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CadioGenesis Corp. Dr. Brennan also serves on the board of several private companies and serves on the Board of Trustees of Goucher College, Baltimore, Maryland. Dr. Brennan holds a B.A. degree in chemistry and biology and a Ph.D. in biology from the University of California, Santa Cruz.

William P. Dickey has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Dickey has been the President of The Dermot Company, Inc., a real estate investment and management company since 1990. From 1986 to 1990, Mr. Dickey was a Managing Director of Real Estate for the First Boston Corporation. Prior to 1986, Mr. Dickey was a partner at the New York law firm of Cravath, Swaine & Moore, where he started as an associate beginning in 1974. Mr. Dickey received his undergraduate degree from the United States Air Force Academy, his Masters degree from Georgetown University and his Juris Doctor degree from Columbia Law School.

Scott S. Ingraham has been a member of the Company’s Board since June 2007. Mr. Ingraham is the co-founder of the Internet-based residential real estate site, Rent.com, and served as the company’s chairman and chief executive officer from its start-up in 1999 until its acquisition by eBay in February 2005. Prior to this, from November 1992 through April 1999, Mr. Ingraham served as the president and chief executive officer of Oasis Residential, a NYSE-traded apartment REIT that he co-founded in 1992. Oasis Residential merged with Camden Property Trust in 1998. He remains a member of Camden Property Trust’s board of trustees, where he chairs the audit committee and serves on the nominating and compensation committees. He is also a member of the board of directors of LoopNet, a Nasdaq-traded commercial real estate Internet listing web site, and serves on its audit committee. Mr. Ingraham is also a member of the boards of directors of two private companies. During a 31-year career focused on commercial real estate related endeavors, Mr. Ingraham has been active in real estate investment banking and has co-founded three successful start-up companies. Mr. Ingraham earned a Bachelors in Business Administration (BBA) from the University of Texas at Austin.

Dale F. Kinsella has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Kinsella is currently a partner with the law firm of Kinsella, Weitzman, Iser, Kump & Aldisert, LLP. Previously, he was a partner with the Los Angeles law firm of Greenberg, Glusker, Fields, Claman, Machtinger & Kinsella, LLP. Prior to that, he had been a partner with the law firm of Kinsella, Boesch, Fujikawa & Towle. Mr. Kinsella received his undergraduate degree from the University of California at Santa Barbara and his Juris Doctor degree from the University of California at Los Angeles.

Board of Directors Meetings and Attendance at Board Meetings and Annual Meetings of Stockholders

During the year ended December 31, 2009, the Board held four meetings. All directors attended 75% or more of the total number of meetings of the Board and meetings of the Board committees on which each director served held during the year. Directors are encouraged to attend in person the annual meeting of stockholders of the Company. All six directors attended the 2009 annual meeting.

Independent Directors

Each of Messrs. Dickey, Ingraham, Kinsella and Dr. Brennan are considered by the Board to be Independent Directors. An Independent Director is a director who (i) is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director’s fees and (ii) satisfies the independence standards set forth in the current listing standards of the New York Stock Exchange (“NYSE”). In addition, in accordance with the Company’s Corporate Governance Guidelines, no Independent Director may be a director, officer or affiliate of another entity with which the Company has entered into a transaction or transactions during the preceding fiscal year valued in the aggregate at greater than $100,000.

Non-Management Directors

Each of Messrs. Kilroy, Sr., Dickey, Ingraham, Kinsella and Dr. Brennan are considered by the Board to be Non-Management Directors. Non-Management Directors are all those directors who are not Company officers (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933, as amended), and includes Mr. Kilroy, Sr. who is not independent because he is the father of Mr. Kilroy, Jr., our President and Chief Executive Officer. Meetings of the Non-Management Directors are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Mr. Kinsella presides over these meetings.

Board Leadership Structure

Our Corporate Governance Guidelines and our Bylaws provide the Board with the flexibility to decide whether the offices of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) should be combined or separate. Our Board believes that the determination of the responsibilities of these roles can be a useful part of the succession planning process and, together with our organizational structure, should be reevaluated periodically by the Board with assistance from our Nominating/Corporate Governance Committee.

Since the Company’s incorporation in September 1996, the roles of Chairman and CEO have been separate, with Mr. Kilroy, Sr. serving as Chairman and Mr. Kilroy, Jr. serving as CEO. Mr. Kilroy, Sr.’s experience with KI (the Company’s predecessor), the Company and the real estate industry in general have provided him with the institutional knowledge of the Company, its businesses, operations and stockholders that allows him to effectively carry out the Chairman’s responsibilities and to provide leadership to the Board in the execution of its duties and goals. Mr. Kilroy, Jr. has been the Company’s CEO and a member of the Board since the Company’s incorporation in September 1996. As CEO, Mr. Kilroy, Jr. is responsible for the general supervision, direction and control of the Company’s business and affairs.

Our Board believes that it is appropriate to have an independent director who, among other things, presides over meetings of the Non-Management Directors and meetings of the Independent Committee, serves as a liaison between the CEO and the Non-Management Directors, and has the authority to call meetings of the Non-Management Directors and the Independent Committee. Having served on the Company’s Board since its inception as a public company in January 1997 and as Chairman of the Independent Committee since May 1997, Mr. Kinsella is familiar with the Company and the operations of the Board and is well qualified to execute these responsibilities.

We believe this leadership structure with the separation of the Chairman and CEO leadership roles and an independent director who presides over meetings of the Non-Management Directors and the Independent Committee enhances the Board’s ability to provide insight and direction on important strategic initiatives and, at the same time, ensures that the appropriate level of independent oversight is applied to all Board decisions.

Board Oversight of Risk

Our Board is actively involved in risk oversight, and the Board as a whole directly oversees strategic, operating, financial, and liquidity risks. Operational and strategic presentations by management to the Board include consideration of the challenges and risk to our business, and the Board and management actively engage in discussion on these topics.

In additional, each of our Board committees considers risk within its area of responsibility. Management reviews specific critical accounting issues with the Audit Committee at certain of its meetings and considers the overall impact that those issues may have on our financial position and risk profile. In addition, the Audit Committee discusses legal and compliance matters and assesses the adequacy of our risk-related internal controls, which includes an annual review of our fraud risk assessment as part of its general oversight responsibility for the quality and integrity of our financial statements and accounting internal controls. Further, the Executive Compensation Committee considers risk and structures our executive compensation programs so as to appropriately reward executives for growth without undue risk taking. We also have an Independent Committee which reviews all related party transactions.

Similarly, our approach to compensation practices and policies applicable to employees throughout our organization is consistent with that followed by the Executive Compensation Committee for our executive officers. We have evaluated our 2010 compensation policies and programs and believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Our assessment is based upon a review of the Company’s 2010 annual bonus program, which includes, among other things, (i) performance metrics that are aligned with the Company’s financial goals, (ii) multiple performance metrics, (iii) possible payouts based upon a range of performance levels; and (iv) a maximum payout level with caps on the individual performance metrics. To assist us in evaluating these programs and making this assessment, we also reviewed and discussed this program and any risks associated with the program with the Company’s compensation consultant.

Board Committees

The Board of the Company has a standing Audit Committee, Executive Compensation Committee, Nominating/Corporate Governance Committee, Independent Committee and Executive Committee.

Audit Committee.    The Audit Committee consists of three Independent Directors: Mr. Ingraham, who serves as its Chairman, Mr. Dickey and Dr. Brennan. These directors satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE listing standards. Each of Messrs. Ingraham, Dickey and Dr. Brennan is financially literate and is an “audit committee financial expert” as determined by the Board in accordance with rules promulgated by the Securities and Exchange Commission. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent public accountants. The Audit Committee is governed by a written charter adopted by the Board, which is available on the Company’s website at http://www.kilroyrealty.com and available in print to any security holder upon request. The Audit Committee held six meetings during 2009. Information regarding the specific functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” below.

Executive Compensation Committee.    The Executive Compensation Committee currently consists of four Independent Directors: Dr. Brennan, who serves as its Chairman, and Messrs. Dickey, Ingraham and Kinsella. The function of the Executive Compensation Committee is to (i) establish, review, modify and adopt remuneration levels for executive officers of the Company, and (ii) oversee the administration of the 2006 Plan and any other incentive programs. The Executive Compensation Committee is governed by a written charter adopted by the Board, which is available on the Company’s website at http://www.kilroyrealty.com and available in print to any security holder upon request. The Executive Compensation Committee held 11 meetings during 2009.

Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee consists of three Independent Directors: Mr. Dickey, who serves as its Chairman, Mr. Kinsella and Dr. Brennan. The purpose of the Nominating/Corporate Governance Committee is to (i) identify individuals qualified to become Board members, (ii) recommend director nominees for the annual meeting of stockholders and to fill Board vacancies, (iii) oversee the Board’s annual self-assessment procedures and the self-assessment procedures for the committees of the Board; and (iv) provide ongoing guidance and oversight with respect to corporate governance matters. The charter of the Nominating/Corporate Governance Committee, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics, each of which was adopted by the Board, are available on the Company’s website at http://www.kilroyrealty.com and are available in print to any security holder upon request. The Nominating/Corporate Governance Committee held two meetings during 2009.

Independent Committee.    The Independent Committee consists of three Independent Directors: Mr. Kinsella, who serves as its Chairman, Mr. Dickey and Dr. Brennan. The Independent Committee has the authority to approve transactions between the Company and its affiliates, including its officers and directors, and any of their respective affiliates. The Independent Committee did not hold any meetings during 2009.

Executive Committee.    The Executive Committee consists of Mr. Kilroy, Jr., who serves as its Chairman, and Messrs. Kilroy, Sr. and Kinsella. Subject to the Company’s conflict of interest policies, the Executive Committee has authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Agreement of Limited Partnership as amended from time to time of Kilroy Realty, L.P. (the “Operating Partnership”), to cause the Operating Partnership to take such actions). The Executive Committee did not hold any meetings during 2009.

Report of the Audit Committee

The Audit Committee of the Company’s Board is composed of Independent Directors who satisfy the requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i), and the current listing standards of the NYSE. The Audit Committee operates pursuant to a written charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee approves the selection of the Company’s independent auditors and reviews and discusses the audited financial statements included in the Company’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting.

The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2009 with management and the Company’s independent auditors. The Audit Committee discussed with the Company’s independent auditors their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards Statement of Auditing Standard Number 61, “Communications with Audit Committees,” as currently in effect and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” as currently in effect, and it discussed with the Company’s independent auditors their independence from the Company. The Audit Committee also considered the compatibility of the independent auditors’ provision of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope of their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by the Company’s management and by the Company’s independent auditors. The Audit Committee held six meetings during fiscal year 2009.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements as of and for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on February 11, 2010.

Audit Committee

Scott S. Ingraham, Chairman

Edward F. Brennan, Ph.D.

William P. Dickey

Qualifications of Director Nominees

The Nominating/Corporate Governance Committee has established Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications (the “Standards”) as a guideline in considering nominations to the Company’s Board. The criteria include: loyalty, reputation, character, knowledge, experience, education, business judgment, diligence, stock ownership, independence and ability to contribute to Board balance and diversity. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board recognize that nominees for the Board should reflect a reasonable diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to business experience, professional expertise, age, gender, and ethnic background and therefore may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board. The Nominating/Corporate Governance Committee reviews and assesses the effectiveness of the Standards annually.

Nominating/Corporate Governance Committee’s Process for Identifying and Evaluating Nominees for Director

Prior to each annual meeting of security holders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Nominating/Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating/Corporate Governance Committee will review each potential candidate’s qualifications in light of the Company’s Standards, described above. The Nominating/Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended by a security holder are evaluated in the same manner as candidates identified by a Nominating/Corporate Governance Committee member.

We believe that all of our current Board members possess the professional and personal qualifications necessary for effective Board service and have highlighted particular attributes in their individual biographies located in “Certain Information with Respect to Board of Directors.” In addition to each director’s specific experience, qualifications and skills, we believe that each director has a reputation for integrity, honesty and adherence to high ethical standards and has demonstrated business acumen and an ability to exercise sound business judgment as well as a commitment to the Company and to the Board.

Manner by which Security Holders May Recommend Director Candidates

The Nominating/Corporate Governance Committee will consider director candidates recommended by security holders of the Company. All recommendations must be directed to the Nominating/Corporate Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2011 annual meeting of stockholders must be received in writing not later than December 2, 2010, which is 120 days prior to the one-year anniversary of the date this Proxy Statement is first available to stockholders.

Each security holder recommending a person as a director candidate must provide the Company with the following information for the Nominating/Corporate Governance Committee to determine whether the recommended director candidate is independent from the security holder, or each member of the security holder group, that has recommended the director candidate:

•

If the recommending security holder or any member of the recommending security holder group is a natural person, whether the recommended director candidate is the recommending security holder, a member of the recommending security holder group, or a member of the immediate family of the recommending security holder or any member of the recommending security holder group;

•

If the recommending security holder or any member of the recommending security holder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending security holder or any member of the recommending security holder group or has been at any time during the current or preceding calendar year;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory, or other compensatory fees from the recommending security holder or any member of the group of recommending security holders, or any of their respective affiliates during the current or preceding calendar year;

•

Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending security holder or any member of the recommending security holder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending security holder or any member of the recommending security holder group.

The recommending security holder must also provide supplemental information that the Nominating/Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of independence established by the NYSE, and (iii) satisfies the Standards, described above. In addition, the recommending security holder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating/Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership, would violate controlling state law or federal law.

Security Holder Communications with the Board

Security holders may send correspondence to the Board c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward security holder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate.

Interested Party Communications with the Non-Management Directors

Any interested party may send correspondence to the Non-Management Directors as a group, or to Mr. Kinsella, as the director who presides over the meetings of Non-Management Directors, directly, c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Non-Management Directors, or to Mr. Kinsella individually, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Non-Management Directors and make the correspondence available to the Non-Management Directors for their review at the Non-Management Directors’ request. The Secretary will forward interested party communications to the Non-Management Directors promptly following the receipt of the communication, as appropriate.

Code of Business Conduct and Ethics

The Company’s Board has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and other members of senior financial management), employees, agents and consultants. This Code of Business Conduct and Ethics satisfies the requirements of a “code of business conduct and ethics” under the NYSE listing standards and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable Securities and Exchange Commission rules. This Code of Business Conduct and Ethics is available on the Company’s website at http://www.kilroyrealty.com and a copy will be provided to any person without charge, upon request sent to the Company’s principal executive offices c/o Secretary at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Controller and other members of senior financial management, may be made only by the Board or a Board committee and will be promptly posted on the Company’s website.

CERTAIN INFORMATION WITH RESPECT TO NAMED EXECUTIVE OFFICERS

The following sets forth certain current information with respect to the Company’s named executive officers (the “NEOs”) as defined on page 22:

Name	Age	Position
John B. Kilroy, Jr.	61	President, Chief Executive Officer and Director
Jeffrey C. Hawken	51	Executive Vice President and Chief Operating Officer
Richard E. Moran Jr.	58	Former Executive Vice President, Chief Financial Officer and Secretary
Tyler H. Rose	49	Executive Vice President, Chief Financial Officer and Secretary
Steven R. Scott	53	Senior Vice President, San Diego

John B. Kilroy, Jr. has served as the President and Chief Executive Officer of the Company since its incorporation in September 1996. Biographical information regarding Mr. Kilroy, Jr. is set forth under “Certain Information with Respect to Board of Directors.”

Jeffrey C. Hawken has served as Executive Vice President and Chief Operating Officer of the Company since the completion of its initial public offering in January 1997. Prior to that time, Mr. Hawken served in the same capacity for KI and was responsible for the management and operations of KI’s real estate portfolio and served on KI’s acquisitions and executive committees. Mr. Hawken joined KI in 1980, as a Senior Financial Analyst, and has been involved in property and asset management with the Company since May 1983. Since that time, he attained the designation of Real Property Administrator through the Building Owner’s and Manager’s Association (“BOMA”). Mr. Hawken is a director and chair elect for BOMA, Greater Los Angeles and also participates on the executive committee, the Owners Advisory Council, Political Action Committee and BOMA CAL Leadership Council. Mr. Hawken is an active member of the World President’s Organization, Santa Monica Bay Chapter. He is also a member of the Board of The New Majority Los Angeles Chapter and currently serves as membership chairman. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Hawken is a licensed Real Estate Broker in the State of California.

Richard E. Moran Jr. served as the Company’s Executive Vice President, Chief Financial Officer and Secretary from December 1996 through December 2009. Prior to that time, Mr. Moran was Executive Vice President, Chief Financial Officer and Secretary of Irvine Apartment Communities, Inc. from 1993 to 1996. Before that, Mr. Moran was Executive Vice President, Corporate Finance and Treasurer of The Irvine Company, where he was employed from 1977 to 1993. Previously, he was a certified public accountant and was employed by the public accounting firm of Coopers & Lybrand. He serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California, Berkeley. Mr. Moran received a Master of Business Administration degree from Harvard Business School and a Bachelor of Science degree in Accounting from Boston College.

Tyler H. Rose was appointed Executive Vice President, Chief Financial Officer and Secretary in December 2009 after serving as Senior Vice President and Treasurer since 1997. Prior to his tenure at Kilroy Realty, Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. Mr. Rose received a Master of Business Administration degree from The University of Chicago Graduate School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

Steven R. Scott is currently a Senior Vice President of the Company and has served in that capacity since he joined the Company in January 1998. He has more than 20 years of real estate experience. From January 1996 to December 1997, Mr. Scott was Senior Vice President with CB Richard Ellis in San Diego, where he concentrated in corporate services, build-to-suits, and brokerage in the mid-San Diego County markets of Sorrento Mesa, Torrey Pines, University Towne Centre and the I-15 Corridor. Prior to CB Richard Ellis, he was affiliated with the San Diego office of Grubb & Ellis Company for 13 years, most recently as Senior Marketing Consultant. Mr. Scott holds a Bachelor of Science degree in Business Administration from San Diego State University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation practices for our Named Executive Officers (“NEOs”). Our NEOs consist of our President and Chief Executive Officer, our Executive Vice President and Chief Operating Officer, our Executive Vice President and Chief Financial Officer (which comprise our three mostly highly paid executive officers) and our next two most highly paid executive officers. Throughout this Proxy Statement, we refer to our (i) President and Chief Executive Officer, Executive Vice President and Chief Operating Officer and Executive Vice President and Chief Financial Officer collectively as our “Executive Management Team,” (ii) two next most highly paid executive officers as our “Senior Managers,” and (iii) Executive Management Team and Senior Managers, together with our other executive officers, as our “executive officers.”

On December 16, 2009, Mr. Moran resigned as our Executive Vice President and Chief Financial Officer and Mr. Rose was appointed Executive Vice President and Chief Financial Officer. Accordingly, it should be noted that any reference to the Executive Management Team regarding compensation for 2009 will generally include our former Executive Vice President and Chief Financial Officer, Mr. Moran, and references to the Executive Management Team regarding compensation for 2010 will generally include our current Executive Vice President and Chief Financial Officer, Mr. Rose, unless specifically stated otherwise.

Compensation Committee Interlocks and Insider Participation

Compensation paid to the NEOs is determined at the sole discretion of the Executive Compensation Committee (the “Compensation Committee”). The Compensation Committee currently consists of four Independent Directors: Dr. Brennan, who serves as its Chairman, and Messrs. Dickey, Ingraham and Kinsella. There are no Compensation Committee interlocks, and none of our employees participates on the Compensation Committee.

Role of the Executive Compensation Committee

The Compensation Committee is responsible for:

•	Establishing, reviewing and approving our compensation philosophy;

•

Reviewing and approving corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and reviewing and approving the compensation of our Chief Executive Officer based on such evaluation;

•

Reviewing and approving all compensation for our other executive officers, including salary, cash and equity incentive compensation awards (including all annual bonus, long-term incentive compensation, stock option, and other equity-based awards), perquisites and all executive officers’ employment, change of control and severance arrangements;

•	Administering, reviewing and approving all employee pension and welfare benefit plans;

•	Reviewing and approving our policy with respect to severance and change of control payments; and

•	Preparing the Executive Compensation Committee Report.

The Compensation Committee’s charter, posted on our website at http://www.kilroyrealty.com, describes in greater detail these various responsibilities, and the Compensation Committee and Board periodically review and revise the charter as needed to keep the charter current and consistent with our compensation philosophies. The Compensation Committee’s membership is determined by the Board and is composed entirely of Independent Directors. There were 11 meetings of the Compensation Committee in 2009, nine of which were executive sessions at which no Company employees were present. The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with the Compensation Committee’s charter, the Compensation Committee may retain independent compensation and other management consultants to assist with, among other things, evaluating our various compensation programs, both individually and in the aggregate, including levels of salary, cash and equity incentives, benefits and other perquisites and awards payable to our key personnel, as well as to advise the Compensation Committee with respect to the development of performance objectives that will contribute to our short-term and long-term profitability.

Role of Management

Our Chief Executive Officer participates in the compensation process as follows:

•

Presents overall results of the Company’s performance based upon management’s perception of the Company’s achievement of the predetermined goals set by the Compensation Committee and the Company’s historical and go-forward business objectives and goals;

•	Provides evaluation for other executive officers;

•	Reviews peer group information and compensation recommendations and provides feedback regarding the potential impact to the Company; and

•

Participates in Compensation Committee meetings at the invitation of the Compensation Committee, subject to exclusion from certain meetings or portions thereof intended to be exclusive of Company management.

Our Chief Financial Officer evaluates the financial implications and affordability of compensation programs and also the Company’s achievement of the predetermined goals set by the Compensation Committee. Other executive officers may periodically participate in the compensation process and Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise.

Compensation Objectives

We believe that the compensation programs for our executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis in terms of the Company’s total return performance (stock appreciation and dividends) and fundamental performance (for example, leasing results and balance sheet management). During 2009, we focused on these core fundamentals, and attained strong leasing results and maintained a strong balance sheet. We believe that attainment of these fundamental goals exemplifies solid short-term performance that will lead to sustainable long-term shareholder return. Accordingly, the compensation paid to our executive officers for fiscal year 2009 is consistent with our performance in meeting and exceeding certain of these predetermined fundamental operating goals and with strategically positioning the Company for future total shareholder return growth.

Our compensation philosophy for our executive officers is based on the following principles:

•	Our compensation programs should help the Company to attract and retain individuals of superior ability and managerial talent;

•	Our compensation programs should be competitive relative to the compensation paid to similarly situated executives of our Peer Group (as defined in “Compensation Benchmarking and Peer Group” below);

•

Our compensation programs should ensure that executive officer compensation is aligned with the Company’s corporate strategies and business objectives and the long-term interests of the Company’s stockholders;

•

Our compensation programs should serve to increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	Our compensation programs should include the use of stock-based compensation to reinforce the link between executive compensation and the interests of stockholders.

The total compensation program for our executive officers for 2009 consisted of the following components:

•	Base salary;

•	Annual incentive cash bonus;

•	Annual and other discretionary equity grants that are subject to vesting based on continued employment;

•	Company contribution to nonqualified deferred compensation plan;

•	Retirement and deferred compensation plan eligibility;

•	Severance and change in control benefits; and

•	Other benefits and perquisites.

All of our executive officers earn a base salary commensurate with their respective levels to provide them with the stability of a consistent income so they can focus on day-to-day responsibilities. Our philosophy is to also provide our executive officers with significant incentive-based compensation opportunities with goals designed to link each NEO’s compensation to the Company’s performance on both a relative and absolute basis, in terms of both total return to shareholders and fundamental performance, consistent with our strategic and operational goals, which we believe is the best way to ultimately increase shareholder value. Our relative incentive compensation goals compare total return to shareholders and fundamental performance to the performance of our Peer Group and to our past performance, while our absolute goals are defined by specified performance targets. For our Executive Management Team, we reserve the largest potential compensation awards for performance- and incentive-based programs. Those programs include annual cash and annual and long-term equity awards that are determined based on the financial performance of the Company. Both compensation levels and the allocation of total compensation between cash and equity and between long- and short-term components are reviewed annually in comparison to the Peer Group and to our historic performance. A significant component of the Executive Management Team’s annual bonuses are payable in restricted stock that vests over a two-year continued service period following the bonus year, as the ultimate value of these awards is closely tied to our ability to maximize shareholder value.

One of the largest individual components of our Executive Management Team’s compensation is equity compensation. We believe that a significant portion of our Executive Management Team’s compensation should be in the form of equity for several reasons:

•

Along with our minimum stock ownership policy, equity grants help ensure that a significant portion of our Executive Management Team’s net worth is tied to the value of our stock, aligning the interest of our Executive Management Team with those of our shareholders. Our view is that if we have superior long-term operating performance, our Executive Management Team, through their significant equity compensation, will eventually receive above market compensation from dividends and capital appreciation in our Common Stock. Conversely, if we do not perform as well as our peers, our Executive Management Team’s compensation will appropriately prove to be below market over the long-term;

•

We design our equity awards to be total shareholder return vehicles that provide for dividend equivalent rights, rewarding our Executive Management Team for both share appreciation as well as dividends paid. We believe a focus on total shareholder return will encourage our Executive Management Team to increase earnings to maintain our dividend; and

•	Our Executive Management Team’s stock awards generally vest over a two-year period, thus providing an additional retention tool.

Stock Ownership Guidelines

We believe our Executive Management Team should hold a material amount of our stock to link their long-term economic interest directly to that of our stockholders. Accordingly, we have established requirements that members of our Executive Management Team own stock valued at three to five times their respective annual base salaries, as detailed in the following table. We believe that these multiples constitute material amounts for our Executive Management Team and provide a substantial link between the interests of our Executive Management Team and those of our stockholders.

Named Executive	Ownership Requirement as a % of Base Salary	Ownership Requirement Met as of December 31, 2009
John B. Kilroy, Jr.	500%	Yes
Jeffrey C. Hawken	300%	Yes
Richard E. Moran Jr.	N/A	N/A
Tyler H. Rose	300%	Yes

Determination of Compensation Awards/Role of Compensation Consultant

The Compensation Committee retained FTI Schonbraun McCann Group, a real estate advisory practice of FTI Consulting, Inc., to assist it in the review of our compensation programs. The compensation consultants engaged by the Compensation Committee are consultants specializing in compensation matters in the REIT and real estate industries. The compensation consultants provide data on the compensation and relative performance of our Peer Group, make presentations on matters affecting compensation, provide assessments of the degree to which our compensation arrangements are consistent with market practices and our objectives, provide assistance with the design and metrics associated with our annual and long-term incentive programs, and consult on other compensation matters as needed. The compensation consultants also meet privately in executive session with our Compensation Committee. The compensation consultants evaluated the following in recommending the amount of executive compensation relative to the market, as well as the desired mix of base salary, annual incentives and long-term compensation opportunities:

•

Our performance as compared to other REITs, with an emphasis on office REITs, and as compared to other publicly traded real estate companies engaged in activities similar to those engaged in by us, and

•	The current economic environment of the real estate industry and the markets specific to our properties.

The compensation consultants provided advice to the Compensation Committee with respect to competitive practices, the amounts and nature of compensation paid to executive officers, structuring our various compensation programs and recommending the appropriate levels of salary, bonus, equity and cash incentive and other awards and perquisites payable to our executive officers. Based upon the compensation consultant’s recommendations, our executive compensation package for our Executive Management Team consists of a fixed base salary and performance-based cash and equity incentive awards, with a significant portion weighted toward the performance-based component to ensure that total compensation reflects the overall success or failure of the Company and to motivate our Executive Management Team to meet appropriate performance measures, thereby maximizing total return to shareholders. Consistent with our compensation philosophy, annual cash bonuses are paid shortly after the performance year as short-term incentives, while an additional significant component of incentive compensation is paid in restricted stock that vests over a continued service period of two years following the performance year to incentivize over a longer-term and further link compensation to shareholder value. Our incentive awards tend to include equity awards to help align the interests of our executive officers with those of our shareholders. We also provide various perquisites to our executive officers (described below) to ensure that their overall compensation package is competitive within our Peer Group.

The Compensation Committee has retained the compensation consultant to assist the Compensation Committee with the evaluation of specified projects. Other than compensation consulting services with respect to executive officers and directors, the compensation consultant does not provide any additional services to us. The

Compensation Committee directs the nature of the communications and interchange of data between the compensation consultant and our staff members and has sole authority to hire, retain and terminate the compensation consultant.

To aid the Compensation Committee in reviewing our compensation programs, our President and Chief Executive Officer and our Executive Vice President and Chief Financial Officer provided recommendations to the Compensation Committee regarding the compensation of all executive officers. The Compensation Committee also reviewed the performance of each member of our Executive Management Team.

Tax and Accounting Considerations

Limitation on Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 paid to our NEOs during any fiscal year generally must be “performance-based” compensation as determined under Section 162(m). Compensation generally qualifies as performance-based, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals that have been approved by our stockholders, and the committee of our Board that establishes and certifies the attainment of such goals consists only of “outside directors.” All members of our Compensation Committee qualify as outside directors for purposes of Section 162(m).

The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation of our executive officers to preserve deductibility to the greatest extent possible. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control can also affect deductibility of compensation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. From time to time, the Compensation Committee may therefore award compensation to our executive officers that is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests. In addition, we believe that we qualify as a REIT under the Internal Revenue Code and are not subject to Federal income taxes, meaning that the payment of compensation that does not satisfy the requirements of Section 162(m) should not have a material adverse consequence to us, provided we continue to distribute 90% of our taxable income. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

Internal Revenue Code Section 409A.    The Compensation Committee also endeavors to structure executive officers’ compensation in a manner that is either compliant with, or exempt from the application of, Internal Revenue Code Section 409A, which provisions may impose significant additional taxes on non-conforming, nonqualified deferred compensation (including certain equity awards, severance, incentive compensation, traditional deferred compensation and other payments).

Internal Revenue Code Section 280G.    Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20 percent penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity- based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs, our Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Section 280G. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting.    The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. In particular, ASC Topic 718 (formerly known as FASB 123R), requires us to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.

Compensation Benchmarking and Peer Group

A comprehensive review of our executive compensation programs was conducted for 2009 to ensure that (1) pay opportunities are competitive with the current market, (2) there is an appropriate link between performance and pay, and (3) our compensation programs support our stated compensation philosophy. In connection with the 2009 review, the compensation consultant surveyed the compensation practices of our Peer Group and utilized other well-established executive compensation surveys to assess our competitiveness and advise the Compensation Committee.

The “Peer Group” for 2009 was expanded from 15 companies to 27 companies, which were analyzed in the aggregate and separately as subsets based on the respective companies’ equity market capitalization as a percentage of our equity market capitalization as of December 31, 2009, which was approximately $1.38 billion. The change to the size of our 2009 Peer Group from the 2008 Peer Group was made to allow the Compensation Committee to better understand compensation trends relative to company size in light of the industry-wide fluctuations in equity market capitalizations during 2009. The 2009 “Peer Group” consisted of the following 27 leading REITs with a median market capitalization of approximately $2.5 billion and an equity market capitalization range of approximately $1 billion to $4 billion:

Alexandria Real Estate Equities, Inc.	LaSalle Hotel Properties

AMB Property Corporation	Liberty Property Trust

BioMed Realty Trust	Mack-Cali Realty Corporation

Brandywine Realty Trust	MFA Financial, Inc.

Camden Property Trust	Nationwide Health Properties, Inc.

CBL and Associates Properties, Inc.	Rayonier, Inc.

Corporate Office Properties, Inc.	Realty Income Corporation

Digital Realty Trust, Inc.	Redwood Trust, Inc.

Douglas Emmett, Inc.	SL Green Realty Corp.

Duke Realty Corporation	The Macerich Company

Entertainment Properties Trust	UDR, Inc.

Essex Properties Trust, Inc.	W.P. Carey & Co. LLC

Federal Realty Investment Trust	Weingarten Realty Investors

Highwoods Properties, Inc.

The Peer Group and the compensation surveys are periodically reviewed and updated by the Compensation Committee based on advice from the compensation consultant. We generally set base salary structures and annual incentive targets between the 50th and 75th percentile of the compensation levels of the Peer Group for all our NEOs. We believe that the 50th percentile reflects the threshold target compensation level at which we can provide competitive remuneration to our executive officers, and the 75th percentile provides sufficient motivation for our executive officers to achieve superior performance and additional retention incentive for our top executives.

Policies with Respect to Equity Compensation Awards

The Compensation Committee, based upon the recommendations of the compensation consultant, evaluates the allocation of equity awards among stock option grants, restricted stock grants, stock appreciation rights, restricted stock units and the various other equity instruments available under our 2006 Plan by reference to the Peer Group discussed above. Based on this evaluation, we currently make annual grants of restricted stock awards upon the attainment of annual performance targets and based on the fair market value of our common stock as of the date of grant.

Annual restricted stock awards are generally made during the first quarter of the fiscal year based on performance during the preceding fiscal year. We may also make grants of equity incentive awards at other times at the discretion of the Compensation Committee or the Board, including but not limited to, in connection with the hiring of new executive officers.

Executive officers are permitted to defer receipt of annual restricted stock grants by electing to receive restricted stock units (“RSUs”) payable at a later date or upon a subsequent event, subject to the same vesting conditions that would have applied to the underlying restricted shares (as further discussed in “Stock Award Deferral Program” below). We believe that grants of restricted stock are consistent with our goal of aligning the interests of our executive officers with those of our shareholders, and that permitting the deferral of these awards into RSUs provides a valuable tax-planning tool that makes our compensation program more competitive.

2009 Executive Compensation Elements

The principal elements of 2009 compensation for our NEOs were base salary, cash incentive awards and equity incentive awards. The allocation of compensation across our compensation elements for 2009 reflects our philosophy of maintaining a strong relationship between performance and pay by delivering the majority of each executive’s compensation in the form of incentive compensation consistent with the practices of our Peer Group.

The allocation of compensation for our Executive Management Team for 2009 was as follows:

Compensation Element (using 2009 actual compensation amounts)	John B. Kilroy, Jr.	Jeffrey C. Hawken	Richard E. Moran Jr.
Salary	19%	22%	27%
Cash Incentive	45%	43%	73%
Equity Incentive	36%	35%	N/A (1)

(1)	As approved by the Compensation Committee, under the terms of the Separation Agreement executed between Mr. Moran and the Company, Mr. Moran’s 2009 annual bonus was paid 100% in cash.

The allocation across compensation elements as between base salary and incentive compensation has remained fairly consistent historically, although due to a significant reduction in the maximum formulaic incentive opportunities available to the Executive Management Team in 2009, the relative portion of total compensation delivered through base salary increased in 2009 compared to the prior year for each of our executive officers.

The allocation of compensation across our compensation elements for 2009 for our Senior Managers based on actual 2009 compensation was as follows: (i) 32% salary, 28% cash incentive, and 40% equity incentive for Mr. Rose; and (ii) 52% salary, 21% cash incentive, and 27% equity incentive for Mr. Scott. The grant of incentive compensation awards to our Senior Managers is discretionary.

Base Compensation

For 2009, we provided our NEOs with base salaries that are designed to be between the 50th and 75th percentile of the Peer Group. In approving 2009 base salaries for our executive officers, the Compensation Committee reviewed the market data from our Peer Group and relevant compensation surveys. The Compensation Committee also considered the performance of the Company, the performance of each executive, the contribution of each executive to our overall results, input from our Chief Executive Officer (with respect to our other executive officers), and the relative need to retain the executive. No formulaic base salary increases are provided to the NEOs. Upon review of the independently prepared comparison of base salary levels among the Peer Group, the Compensation Committee determined that each of the executive officers was properly situated within the Peer Group and that maintaining base salary levels consistent with 2008 base salary levels was appropriate.

For 2009, base salaries were as follows:

Named Executive	2009 Base Salary
John B. Kilroy, Jr.	$1,050,000
Jeffrey C. Hawken	$575,000
Richard E. Moran Jr.	$525,000
Tyler H. Rose	$365,000
Steven R. Scott	$365,000

Performance-Based Compensation

Performance Goals

We structure our compensation programs to reward our executive officers based on our corporate performance. This allows our executive officers to receive incentive compensation if certain specified corporate performance measures are achieved. Corporate performance measures are established at the beginning of each year based on the Company’s annual business plan and input from both our compensation consultant and Compensation Committee.

2009 Annual Bonus Program

We maintained one performance-based incentive program in 2009 for the Executive Management Team, the 2009 annual bonus program, which consisted of a cash and equity opportunity based upon the achievement of four performance measures: 2009 EBITDA targets, 2009 revenue targets, 2009 operating margin targets, and 2009 operating portfolio leasing targets (each as defined in the 2009 annual bonus program, a “Performance Criterion” and, collectively, the “Performance Criteria”). The actual total award payout under this program relative to these performance measures was determined as follows: 40% for achievement of 2009 EBITDA targets, 20% for the achievement of 2009 revenue targets, 20% for achievement of operating margin targets, and 20% for achievement of operating portfolio leasing targets. The relative weighting of each Performance Criterion was established in accordance with the Company’s goals as they relate to the Company’s business plan. For 2009 EBITDA served as a primary focus and goal of the Company as it is most directly correlated to creating shareholder value, hence it received a 40% relative weighting, while each of the other Performance Criterion were deemed to be equally as important as each other, hence, each received a 20% relative weighting. The Compensation Committee chose to replace the funds from operations (“FFO”) criterion with EBITDA due to significant uncertainty in the debt markets, which is reflected in the Company’s income statement through interest expenses, which is the primary difference between EBITDA and FFO.

The amounts paid under this program for 2009 were determined based upon our actual performance measured against the Performance Criteria. In the event certain threshold performance levels were exceeded but applicable target levels were not achieved, the Executive Management Team was entitled to earn proportionate awards.

Awards earned under the 2009 annual bonus program were paid during the first quarter of 2010 with any amounts earned up to the first 50% of the applicable target award paid in cash and any portion of the remaining 50% of the applicable target award paid in restricted stock or RSUs, as applicable. Restricted stock or RSU awards earned under the 2009 annual bonus program will vest in equal annual installments over a two-year service period as follows: 50% on December 31, 2010 and 50% on December 31, 2011 based on continued employment through the applicable vesting date. We believe that these strategic and financial goals are key drivers in ultimately creating shareholder value and, accordingly, these goals help to align the interests of our Executive Management Team and our shareholders. At the time the financial objectives were established, we believed that the targets would be challenging and difficult, but achievable with significant effort and management skill.

The 2009 award levels as a percentage of base salary were as follows:

	2009 Annual Bonus Program
Named Executive	Threshold Level	Target Level	Maximum Bonus Award
John B. Kilroy, Jr.	257%	476%	$5,000,000
Jeffrey C. Hawken	245%	391%	$2,250,000
Richard E. Moran Jr.	174%	305%	$1,600,000

Based on its assessment of corporate performance, the Compensation Committee approved the following incentive awards under the 2009 annual bonus program (paid in early 2010):

	2009 Annual Bonus Program
Named Executive	Cash Component	Equity Component	Total Bonus Award
John B. Kilroy, Jr.	$2,500,000	$2,004,000	$4,504,000
Jeffrey C. Hawken	$1,125,000	$901,800	$2,026,800
Richard E. Moran Jr.	$1,441,280	N/A	$1,441,280	(1)

(1)	As approved by the Compensation Committee, under the terms of the Separation Agreement executed between Mr. Moran and the Company, Mr. Moran’s 2009 annual bonus was paid 100% in cash.

Discretionary Long-Term Vesting Equity Incentive Awards

Our Senior Managers, along with other selected Company employees, are also eligible to participate in our annual restricted stock grants, which are an important component of the compensation necessary to attract and retain talented executive officers. Any such discretionary equity grants for 2009 performance are made under the 2006 Plan. Guidelines for the number of restricted stock awards granted to each executive officer are determined based upon several factors, including the executive officer’s salary grade, performance and the value of the stock at the time of grant. As a result, additional grants other than the annual award may be made following a significant change in job responsibility or in recognition of a significant achievement or as otherwise determined by the Compensation Committee. As explained under “Policies with Respect to Equity Compensation Awards” above and under “Stock Award Deferral Program” below, our Senior Managers may defer receipt of their annual restricted stock grants by electing to receive RSUs that are payable at a later date or upon a subsequent event.

Deferred Compensation Plan

We maintain a Deferred Compensation Plan (the “Deferred Compensation Plan”) under which our directors and certain of our management employees (the “Participants”), including our NEOs, may defer receipt of their compensation, including up to 70% of their salaries and up to 100% of their director fees and cash bonuses, each as applicable. In addition, eligible management employees, including the NEOs, will generally receive monthly contributions from us to their Deferred Compensation Plan accounts equal to 10% of their respective gross monthly base salaries, without regard to whether such employees elect to defer salary or bonus compensation under the Deferred Compensation Plan. We may also make additional discretionary contributions to participant accounts. The Deferred Compensation plan fits into our compensation philosophy by providing our NEOs with the ability to accrue compensation and generate savings in a tax-efficient manner in excess of limits imposed under tax-qualified “401(k) plans,” thereby providing additional financial security that enables our executives to focus on their work-related obligations.

Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that elections with respect to certain performance-based bonuses may be made as late as six months prior to the end of the applicable performance period (June 30th in the case of calendar-year performance period). In addition, newly eligible Participants may be able to make deferral elections up to thirty days after they first become eligible to participate in the Deferred Compensation Plan, if later than the end of the year preceding that in which such deferred amounts will be earned. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Deferred Compensation Plan, including that they do so no later than twelve months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.

Participants will be permitted to allocate (and reallocate) their deferrals, as well as Company contributions and any notional earnings on either of the foregoing, amongst various investment alternatives made available by the Deferred Compensation Plan administrator for purposes of determining any notional gains or losses on Participant account balances. These allocations will be hypothetical only and will not give Participants ownership interests in any actual assets of the Company or any trust funding obligations under the Deferred Compensation Plan; however, the Company may set aside assets to fund its obligations under the Deferred Compensation Plan in a limited (“rabbi”) trust, subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.

Participants may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (beginning no earlier than six months after retirement), or (iii) upon a change in control, in full. Participant elections may also provide for payment upon the earliest to occur of any two or more of the foregoing events (subject to the distribution limitations applicable to Company contributions). If a Participant separates from service with the Company and its affiliates for any reason other than due to the Participant’s death, disability or retirement, the remaining balance of the Participant’s account will generally be distributed in full six months after the occurrence of such separation from service. In addition, a Participant’s account balance will be distributed as soon as possible following the Participant’s death or disability. All such separation, death and disability distributions will be made without regard to any Participant election(s).

Stock Award Deferral Program

We also maintain a Stock Award Deferral Program (the “Deferral Program”) under which our directors and certain of our management employees, including our NEOs, may defer receipt of restricted stock awards granted under the 2006 Plan (“Stock Awards”) by electing to receive an equivalent number of restricted stock units (“RSUs”) in lieu of such Stock Awards. Each RSU issued under the Deferral Program represents the right to receive one share of our Common Stock in the future and will be subject to the same vesting conditions as would have applied to the Stock Award in lieu of which such RSU is issued. In addition, RSUs carry with them the right to receive dividend equivalents that credit participants, upon our payment of dividends in respect of the shares underlying the participant’s RSUs, with additional, fully-vested RSUs equal to the value of the dividend paid in respect of such shares. Shares of stock underlying RSUs will be paid to the executive holding RSUs on the earliest to occur of a change in control, the executive’s “separation from service” with us, the executive’s death or disability or a pre-determined date specified by the executive. By electing to receive RSUs instead of restricted shares, executives may be able to defer taxes on these awards, which makes our compensation program more desirable and helps us to attract and retain top talent.

Defined Contribution Plans

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover our eligible employees, including the NEOs, and those of certain designated affiliates. The 401(k) Plan permits our eligible employees to defer up to 60% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of ten percent of the participant’s annual salary (thus, the maximum match is five percent of the participant’s base salary) and subject to certain other limits. Participants vest immediately in the amounts contributed by us on their behalves. Our employees are eligible to participate in the 401(k) Plan after three months of credited service with us. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan. This tax-preferential savings option fits our compensation philosophy by helping us to attract and retain top talent.

Severance and Change in Control Arrangements

Each of Mr. Kilroy, Jr., Mr. Hawken, Mr. Moran, Mr. Rose and Mr. Scott has entered into a three-year Employment Agreement with us, effective January 1, 2007. All of these agreements are subject to automatic one-year renewals if not terminated by either party and provide for severance benefits under certain events, described below. The agreements were amended in December 2008 to add technical amendments to comply with Internal Revenue Code Section 409A. We believe that the protections granted by these employment agreements help to ensure the day-to-day stability necessary to our executives to enable them to properly focus their attention on their duties and responsibilities with us. We have selected the payment triggers described below in an effort to address, and provide security with regard to, some of the most uncertain events relating to continued employment, thereby limiting concern and uncertainty and promoting productivity.

In December 2009, Mr. Moran resigned his position as Executive Vice President, Chief Financial Officer and Secretary of the Company. In connection with his resignation, the Company entered into a Separation Agreement and Release with Mr. Moran (the “Separation Agreement”) on December 16, 2009. In the Separation Agreement, the parties agreed that Mr. Moran is entitled to the separation payments and benefits set forth in Section 6(c) of the Employment Agreement, as amended (as previously filed on Form 8-K dated March 22, 2007 and Exhibit 10.61 to Form 10-K filed on February 12, 2009 and as described in the following paragraphs discussing his Employment Agreement) based on a termination due to disability.

Under the terms of the Separation Agreement, Mr. Moran also became entitled to receive (i) financial assistance with unreimbursed medical expenses and medical premiums incurred by Mr. Moran and his spouse from 2010 to 2014, up to a maximum of $250,000, (ii) reimbursement for expenses incurred in 2010 that are related to tax and financial planning services, up to a maximum of $39,145 and (iii) $240,000 as an additional past service, loyalty and cooperation bonus. The Compensation Committee determined that these separation benefits were appropriate in light of Mr. Moran’s many years of exceptional service to our Company.

John B. Kilroy, Jr., Jeffrey C. Hawken and Richard E. Moran Jr.

The Employment Agreements of Mr. Kilroy, Mr. Hawken and Mr. Moran provide that in the event that the employment of the executive is terminated without “Cause” or for “Good Reason” (as defined in the applicable Employment Agreement), the terminated executive is entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs, and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) continuation health coverage for the terminated executive, his spouse and his dependents, as applicable, for three years after the date of termination, at our expense, except that if we cannot continue fully-insured health coverage for Mr. Moran during the entire three-year coverage period, then we shall pay Mr. Moran, in lieu of such health coverage, $4,166.67 for each month during the three-year period that he does not have coverage (the “Moran Health Benefits”). In addition, each executive is entitled to receive a severance payment (the “Severance Payment”) equal to the sum of (i) three times annual base salary, and (ii) three times the average of the two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement. As noted above, Mr. Moran’s employment terminated during 2009 due to disability and he became entitled to the benefits described in the preceding paragraphs. Accordingly, he has no further rights under his employment agreement.

As defined in the Employment Agreements, Good Reason includes, among other things, the right of the executives to terminate employment with us in the twelfth month following a “Change in Control” of the Company (as defined in the Employment Agreements). Also, a non-extension by us of the term of the Employment Agreements will be deemed a termination of the relevant executive’s employment without Cause.

In the event that the employment of an executive is terminated due to his retirement or death, such terminated executive is entitled to receive the Termination Benefits, except that (i) his Severance Payment shall equal the sum of (a) his annual base salary and (b) the average of his two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement, and (ii) if the executive is Mr. Moran, he will have the opportunity to receive the Moran Health Benefits only upon retirement and not upon death.

In the event that the employment of an executive is terminated due to his disability, such terminated executive is entitled to receive the Termination Benefits, except that his Severance Payment shall equal the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target annual incentives (i.e., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the

Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement.

In the event of a Change in Control of the Company (as defined in the Employment Agreements), Messrs. Kilroy, Jr., Hawken and Moran are generally entitled to receive gross-up payments from us for any excise taxes imposed, pursuant to Section 4999 of the Internal Revenue Code (and any taxes imposed as a result of the gross-up payment), on the payments and benefits that the executives will receive upon such Change in Control under the Employment Agreements or under any other arrangement with us. We agree to place such gross-ups, payments and benefits in separate rabbi trusts on behalf of each executive within thirty (30) days after the Change in Control.

The employment agreements require each of the executives to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. The executives are also subject to (i) restrictions on solicitation during the term of the employment agreements and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without Cause or for Good Reason, (ii) restrictions on disclosure of confidential information during the term of the employments and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates and agents during the term of the employment agreements and in perpetuity thereafter. The executives further agree to cooperate with the Company, during the term of the employment agreements and thereafter, regarding any litigation to which the Company is party. If an executive fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then the executive may forfeit all unvested equity awards, unexercised options and unpaid restricted stock units granted at or after January 1, 2007 and held by the executive or his transferee at the time of such non-compliance.

Tyler H. Rose and Steven R. Scott

The employment agreements of Mr. Rose and Mr. Scott provide that in the event that the employment of the executive is terminated without “Cause” or for “Good Reason” (as defined in the applicable Employment Agreement), such terminated executive is entitled to receive the Termination Benefits except that (i) his Severance Payment is equal to the sum of (a) two times his annual base salary and (b) two times the average of his two highest annual incentives (i.e., the sum of the annual cash award and the annual stock incentive target, as defined in the applicable employment agreement) during the three preceding full performance years and (ii) the continuation of health coverage for the terminated Executive, his spouse and his dependents, as applicable, shall be for a period of two years after the date of termination, at our expense.

In the event that the employment of Mr. Rose or Mr. Scott is terminated due to retirement, such terminated Executive is entitled to receive all Termination Benefits, except that (i) his Severance Payment shall be equal to zero and (ii) the continuation of health coverage for the terminated Executive, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Rose or Mr. Scott is terminated due to his death, the terminated Executive is entitled to receive the Termination Benefits, except that (i) his Severance Payment shall equal the sum of (a) one times his annual base salary and (b) one times the average of his two highest annual incentives (i.e., the sum of the annual cash award and the annual stock incentive target, as defined in the applicable employment agreement) during the three preceding full performance years, and (ii) the continuation of health coverage for the terminated Executive, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Rose or Mr. Scott is terminated due to disability, such terminated executive is entitled to receive the Termination Benefits, except that the continuation of health coverage for the terminated executive, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

If Mr. Rose or Mr. Scott becomes entitled to the Termination Benefits (or other compensation or benefits) in connection with a Change in Control (the “Change in Control Benefits”), then certain excise taxes may apply under Section 4999 of the Internal Revenue Code. To avoid the imposition of such excise taxes, we will reduce the Change in Control Benefits payable to an executive only if the executive retains a greater portion of the Change in Control Benefits after such reduction than the portion of the Change in Control Benefits that the Executive would have retained without such reduction and after the payment of applicable excise taxes. We will place the Change in Control Benefits due to the executives in separate rabbi trusts on behalf of each executive within thirty (30) days after a Change in Control.

The employment agreements require each of the executives to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. The executives are also subject to (i) restrictions on solicitation during the term of the employment agreements and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without Cause or for Good Reason, (ii) restrictions on disclosure of confidential information during the term of the employments and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates and agents during the term of the employment agreements and in perpetuity thereafter. The executives further agree to cooperate with the Company, during the term of the employment agreements and thereafter, regarding any litigation to which the Company is party. If an executive fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then the executive may forfeit all unvested equity awards, unexercised options and unpaid restricted stock units granted at or after January 1, 2007 and held by the executive or his transferee at the time of such non-compliance.

Other Elements of Compensation

To assist us in attracting and retaining key executives critical to our long-term success and to ensure that their compensation is commensurate with similarly situated executives in our Peer Group, we provide our NEOs with certain other elements of compensation as follows:

Employee Healthcare Premiums.    We, at our sole cost, provide to each executive officer, the executive officer’s spouse and children, such health, dental and optical insurance as we may from time to time make available to our other executives of the same level of employment.

Supplemental Healthcare Insurance.    We, at our sole cost, provide to each executive officer supplemental healthcare insurance, which consists of an annual benefit per executive officer for reimbursed medical expenses during a calendar year.

Life Insurance Premiums.    We provide Mr. Kilroy, Jr. with a life insurance policy pursuant to the terms of his Employment Agreement.

Contribution to Deferred Compensation Plan.    We make monthly Company contributions to our executive officers’ Deferred Compensation Plan accounts equal to 10% of their respective gross monthly base salaries.

Automobile Allowance.    We provide each executive officer and certain other employees with an automobile allowance during the term of such employee’s employment with us as we in our sole discretion may from time to time make available to our other employees of the same level of employment.

Automobile Reimbursements.    We reimburse our executive officers and certain other employees for certain automobile-related expenses during the term of their employment.

Automobile Lease.    We, at our sole cost, lease a car for Mr. Kilroy, Jr.

Club Dues.    We, at our sole cost, pay certain club dues for Mr. Kilroy, Jr. and Mr. Hawken.

Financial Planning Services.    We pay or reimburse our Executive Management Team for certain financial planning services pursuant to the terms of their respective Employment Agreements.

Home Office Expenses.    We reimburse our executive officers for certain home office expenses, including telephone and internet service and office supplies.

Executive Compensation Committee Report

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis section with management, and based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis section be included in the annual meeting Proxy Statement on Schedule 14A.

Executive Compensation Committee

Edward F. Brennan, Ph.D., Chairman

William P. Dickey

Scott S. Ingraham

Dale F. Kinsella

Executive Compensation

2009 Summary Compensation Table

The following table sets forth summary information regarding our compensation practices for each of our NEOs for all services rendered to us in all capacities in 2007, 2008, and 2009.

2009 Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($)	Non Equity Incentive Plan Compensation ($)		Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)		Total ($) (11)
(a) (3)	(b)	(c)	(d)	(e)		(f)	(g)		(h)	(i)		(j)
John B. Kilroy, Jr.	2009	$1,050,000		$2,004,000	(4)		$2,500,000	(7)		$346,856		$5,900,856
President and Chief Executive Officer	2008	$1,050,000		$8,000,000	(5)		$4,725,000	(8)		$348,530		$14,123,530
	2007	$1,000,000		$4,500,000	(6)		$4,000,000	(9)		$346,157		$9,846,157

Jeffrey C. Hawken	2009	$575,000		$901,800	(4)		$1,125,000	(7)		$112,909		$2,714,709
Executive Vice President and Chief Operating Officer	2008	$575,000		$3,700,000	(5)		$1,437,500	(8)		$106,509		$5,819,009
	2007	$550,000		$2,250,000	(6)		$1,200,000	(9)		$101,991		$4,101,991

Richard E. Moran Jr.	2009	$525,000		$—			$1,441,280	(7)		$6,706,843	(10)	$8,673,123
Executive Vice President, Chief Financial Officer and Secretary	2008	$525,000		$2,500,000	(5)		$1,181,250	(8)		$114,411		$4,320,661
	2007	$500,000		$1,500,000	(6)		$960,000	(9)		$85,483		$3,045,483

Tyler H. Rose	2009	$365,000	$317,500	$317,500						$66,945		$1,066,945
Senior Vice President and Treasurer	2008	$365,000	$317,500	$850,000						$67,400		$1,599,900
	2007	$350,000	$350,000	$750,000						$64,544		$1,514,544

Steven R. Scott	2009	$365,000	$150,000	$150,000						$68,652		$733,652
Senior Vice President	2008	$365,000	$150,000	$1,000,000						$68,379		$1,583,379
	2007	$350,000	$350,000	$2,000,000						$65,692		$2,765,692

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. The fair value is based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date. The stock awards reported for Mr. Kilroy, Jr., Mr. Hawken, and Mr. Moran are reported in the year in which the service inception period began for these awards, which precedes the year in which the grant date occurred. For awards that have a performance period that extends beyond the fiscal year in which they are reported (i.e., the 2007 development performance program), the fair value of the award is based upon the then-probable outcome of the performance conditions in the year the service inception period began. We report stock awards made to Mr. Rose and Mr. Scott in the year of grant because these awards are made on a discretionary basis and, accordingly, the service inception period for these awards does not begin prior to the grant date.

(2)	Includes the components of all other compensation identified in the tables below.

(3)	For a description of each NEOs employment agreement, see “Severance and Change in Control Arrangements.”

(4)	Includes awards that were authorized in 2009 pursuant to the 2009 annual bonus program with respect to the fiscal year 2009 performance period. These awards were paid in RSUs that were granted in the first quarter of 2010.

(5)	Includes awards that were authorized in 2008 pursuant to the 2008 annual long-term incentive program with respect to the fiscal year 2008 performance period. These awards were paid in shares of restricted stock that were granted in the first quarter of 2009.

(6)	Includes awards that were authorized in 2007 pursuant to the 2007 annual long-term incentive program with respect to the fiscal year 2007 performance period. These awards were paid in shares of restricted stock that were granted on December 31, 2007. Also includes awards that were authorized in 2007 pursuant to the development performance program for which the service inception period began in 2007. Fifty percent of these awards were earned and paid in unrestricted shares of the Company’s common stock in January 2009 under the development completion component of the program. The awards under the development leasing component, representing the remaining fifty percent of the program, have not been earned or paid to date, with the exception of the $250,000 paid in cash to Mr. Moran under the terms of his Separation Agreement. The performance period for the development leasing component of the program remains in effect for Mr. Kilroy, Jr. and Mr. Hawken.

(7)	Reflects amounts earned under the 2009 annual bonus program with respect to the fiscal year 2009 performance period and paid in cash in the first quarter of 2010. The portion of this program that was awarded in RSUs is included in this table under Column (e) “Stock Awards” for Mr. Kilroy, Jr. and Mr. Hawken. For a description of this program and the awards issued under this program, see “Compensation Discussion and Analysis” above.

(8)	Reflects amounts earned under the 2008 annual cash bonus program with respect to the fiscal year 2008 performance period and paid in cash in the first quarter of 2009.

(9)	Reflects amounts that were earned under the 2007 annual cash bonus program with respect to the fiscal year 2007 performance period and paid in cash in the first quarter of 2008.

(10)	Includes $6,603,083 paid or due to Mr. Moran as termination payments. For additional description of these termination payments, see “Potential Payments Upon Termination or Change in Control” below.

(11)	Amounts shown include amounts that have been deferred under our Deferred Compensation Plan or Deferral Program. For further information regarding our Deferred Compensation Plan and Deferral Program, see “Compensation Discussion and Analysis – Deferred Compensation Plans” and “Compensation Discussion and Analysis – Nonqualified Deferred Compensation.” For additional description of the amounts deferred, see the “Nonqualified Deferred Compensation” table below.

The following tables identify the components of all other compensation provided to our NEOs in 2009, 2008, and 2007.

2009

Executive Officers	Employee Healthcare Premiums	Supple- mental Healthcare Insurance	Life Insurance Premiums		Company Contributions to Deferred Compensation Plan	Company Contributions to 401(k)	Automobile Related Expenses	Home Office Expenses	Financial Planning Services	Club Dues	Total Benefits
John B. Kilroy, Jr.	$3,572	$9,735	$122,066	(1)	$105,000	$11,000	$41,217	$18,000	$25,000	$11,266	$346,856
Jeffrey C. Hawken	$3,572	$9,735			$57,500	$11,000	$17,794	$3,240	$625	$9,443	$112,909
Richard E. Moran Jr.	$3,572	$9,735			$52,500	$11,000	$11,504	$4,594	$10,855		$103,760
Tyler H. Rose	$3,572	$9,735			$36,500	$8,250	$8,764	$124			$66,945
Steven R. Scott	$3,572	$9,735			$36,500	$11,000	$7,845				$68,652

2008

Executive Officers	Employee Healthcare Premiums	Supple- mental Healthcare Insurance	Life Insurance Premiums		Company Contributions to Deferred Compensation Plan	Company Contributions to 401(k)	Automobile Related Expenses	Home Office Expenses	Financial Planning Services	Club Dues	Total Benefits
John B. Kilroy, Jr.	$2,712	$10,165	$122,066	(1)	$105,000	$10,250	$44,961	$18,359	$25,000	$10,017	$348,530
Jeffrey C. Hawken	$2,712	$10,165			$57,500	$7,750	$16,963	$2,502	$500	$8,417	$106,509
Richard E. Moran Jr.	$1,627	$10,165			$52,500	$10,250	$12,272	$2,597	$25,000		$114,411
Tyler H. Rose	$2,712	$10,165			$36,500	$7,750	$10,063	$210			$67,400
Steven R. Scott	$2,712	$10,165			$36,500	$10,250	$8,752				$68,379

2007

Executive Officers	Employee Healthcare Premiums	Supple- mental Healthcare Insurance	Life Insurance Premiums		Company Contributions to Deferred Compensation Plan	Company Contributions to 401(k)	Automobile Related Expenses	Home Office Expenses	Financial Planning Services	Club Dues	Total Benefits
John B. Kilroy, Jr.	$2,410	$9,325	$122,066	(1)	$100,000	$10,250	$47,595	$19,852	$25,000	$9,659	$346,157
Jeffrey C. Hawken	$2,410	$9,325			$55,000	$7,750	$17,103	$2,049	$475	$7,879	$101,991
Richard E. Moran Jr	$1,593	$9,325			$50,000	$10,250	$13,766	$549			$85,483
Tyler H. Rose	$2,410	$9,325			$35,000	$7,750	$9,060	$999			$64,544
Steven R. Scott	$2,410	$9,325			$35,000	$10,250	$8,707				$65,692

(1)	Includes $57,066 of reimbursement for taxes owed with respect to the $65,000 life insurance premium.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the year ended December 31, 2009.

Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres -hold ($)	Target ($)	Maxi- mum ($)
(a)	(b) (1)	(2)	(c)(3)	(d)	(e)	(f)	(g)	(h)	(i) (4)		(j)	(k)	(l)
John B. Kilroy, Jr.	(5)	1/29/2009	$567,316	$2,500,000			$2,500,000
Jeffrey C. Hawken	(5)	1/29/2009	$255,292	$1,125,000			$1,125,000
Richard E. Moran Jr.	(5)	1/29/2009	$181,541	$800,000			$800,000
Tyler H. Rose	1/23/2009	1/23/2009							11,786	(6)			$317,500
Steven R. Scott	1/23/2009	1/23/2009							5,568	(6)			$150,000

(1)	The table excludes certain awards that were granted during 2009 but that relate to performance in prior years and for which the beginning of the service inception period preceded 2009.

(2)	The approval date represents the date the Compensation Committee authorized the respective incentive award program.

(3)	Represents the amount that could have been earned under the 2009 annual bonus program assuming the executive officers achieved the minimum threshold performance level for one of the Performance Criteria with a 20% weighting.

(4)	These stock awards are valued based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date. The NEOs paid the par value of $0.01 per share for awards of unrestricted shares.

(5)	Under the 2009 annual bonus program applicable to the Executive Management Team, any amounts earned up to the first 50% of the applicable target award are paid in cash and any portion of the remaining applicable target award is paid in RSUs. Following are the awards paid to each member of the Executive Management Team in January 2010 under this program in respect of 2009 performance: $2,500,000 cash and 66,402 RSUs to Mr. Kilroy, Jr., $1,125,000 cash and 29,881 RSUs to Mr. Hawken, and $1,441,280 cash to Mr. Moran whose award was paid 100% in cash pursuant to the terms of his Separation Agreement. These awards are reflected in the “2009 Summary Compensation Table” above for 2009. The number of RSUs issued to each officer was based on the closing share price of the Company’s Common Stock on the NYSE on the date of grant. The RSUs vest in two equal installments on each of December 31, 2010 and December 31, 2011, subject to the officer’s continued employment through such dates.

(6)	These awards vest in equal annual installments on December 31st of each year over a three-year period, which began on December 31, 2009.

For a discussion of each officer’s Employment Agreement, see “Severance and Change in Control Arrangements.”

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards of each of our NEOs at December 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
John B. Kilroy, Jr.						148,478	(2)	$4,553,820
Jeffrey C. Hawken						68,671	(2)	$2,106,140
Richard E. Moran Jr.
Tyler H. Rose						26,281	(3)	$806,038
Steven R. Scott						33,085	(4)	$1,014,717

(1)	Calculated based on the Company’s closing stock price of $30.67 on December 31, 2009.

(2)	These RSUs vest on December 31, 2010.

(3)	Includes 1,425 shares of restricted stock that vested on February 16, 2010, 1,813 shares of restricted stock that vested on February 23, 2010, 5,154 shares of restricted stock that vest on December 31, 2010, 3,929 RSUs that vest on December 31, 2010, 1,425 shares of restricted stock that vest on February 16, 2011, 5,153 shares of restricted stock that vest on December 31, 2011, 3,928 RSUs that vest on December 31, 2011, and 3,454 shares of restricted stock that vest on December 31, 2012.

(4)	Includes 2,851 shares of restricted stock that vested on February 16, 2010, 2,418 shares of restricted stock that vested on February 23, 2010, 8,595 shares of restricted stock that vest on December 31, 2010, 1,856 RSUs that vest on December 31, 2010, 2,850 shares of restricted stock that vest on February 16, 2011, 8,595 shares of restricted stock that vest on December 31, 2011, 1,856 RSUs that vest on December 31, 2011, and 4,064 shares of restricted stock that vest on December 31, 2012.

Option Exercises and Vested Stock

The following table summarizes the option exercises and vesting of stock awards for each of our NEOs for the year ended December 31, 2009.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
John B. Kilroy, Jr.	—	$—	256,265	(1)	$7,620,911	(1)
Jeffrey C. Hawken	—	$—	111,676	(2)	$3,310,882	(2)
Richard E. Moran Jr.	—	$—	123,386	(3)	$3,707,519	(3)
Tyler H. Rose	—	$—	12,997	(4)	$358,954	(4)
Steven R. Scott	—	$—	16,040	(5)	$434,937	(5)

(1)

Includes 148,479 RSUs that vested on December 31, 2009 with a value of $4,553,851 and 16,996 RSUs with a value of $387,282 that were issued as dividend equivalents during 2009 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change of control event;” and (c) the date of the executive’s death or “disability.” Also includes (1) 62,950 shares of restricted stock that vested during 2009 with a value of $1,929,778 and (2) 27,840 shares of unrestricted stock granted on January 23, 2009 pursuant to the development completion component of the 2007 development performance program with a value of $750,000 that were fully vested upon issuance.

(2)	Includes 68,672 RSUs that vested on December 31, 2009 with a value of $2,106,170 and 7,860 RSUs with a value of $179,118 that were issued as dividend equivalents during 2009 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change of control event;” and (c) the date of the executive’s death or “disability.” Also includes (1) 21,224 shares of restricted stock that vested during 2009 with a value of $650,594 and (2) 13,920 shares of unrestricted stock granted on January 23, 2009 pursuant to the development completion component of the 2007 development performance program with a value of $375,000 that were fully vested upon issuance.

(3)	Includes 92,799 RSUs that vested on December 31, 2009 with a value of $2,846,145 and 5,311 RSUs with a value of $121,026 that were issued as dividend equivalents during 2009 and that were fully-vested upon issuance. The shares underlying these RSUs will be distributed on July 1, 2010 in accordance with the terms of the Deferral Program. Also includes (1) 15,996 shares of restricted stock that vested during 2009 with a value of $490,348 and (2) 9,280 shares of unrestricted stock granted on January 23, 2009 pursuant to the development completion component of the 2007 development performance program with a value of $250,000 that were fully vested upon issuance.

(4)	Includes 3,929 RSUs that vested on December 31, 2009 with a value of $120,502 and 675 RSUs with a value of $15,371 that were issued as dividend equivalents during 2009 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change of control event;” (c) the date of the executive’s death or “disability;” and (d) February 1, 2014, the elected distribution date. Also includes 8,393 shares of restricted stock that vested during 2009 with a value of $223,081.

(5)	Includes 1,856 RSUs that vested on December 31, 2009 with a value of $56,924 and 319 RSUs with a value of $7,262 that were issued as dividend equivalents during 2009 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change of control event;” and (c) the date of the executive’s death or “disability.” Also includes 13,865 shares of restricted stock that vested during 2009 with a value of $370,751.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 with respect to shares of our common stock available for issuance under our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options (a)		Weighted- Average Exercise Price of Outstanding Options (b)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c) (1)
Equity Compensation plans approved by stockholders	24,000	(2)	$25.24	2,020,020
Equity Compensation plans not approved by stockholders	N/A		N/A	N/A

Total	24,000		$25.24	2,020,020

(1)	Includes shares available for future grants under the 2006 Plan.

(2)	Issued under the Company’s 1997 Stock Option and Incentive Plan.

As of March 31, 2010, the number of securities to be issued upon exercise of outstanding options, warrants and rights was equal to 20,000, the weighted average exercise price of outstanding options, warrants and rights was equal to $26.14 and the weighted average term was 1.4 years. In addition, as of March 31, 2010, a total of 78,256 shares of restricted stock and 775,188 RSUs were outstanding. As of March 31, 2010, there were 1,505,435 shares available to be issued under the 2006 Plan.

During 2009, 2008, and 2007, we granted 4,958, 184,245, and 269,323 shares of restricted stock, respectively. During 2009 and 2008, we also granted 589,805 and 7,688 RSUs, respectively. The weighted average common shares and common units outstanding for 2009, 2008, and 2007 were 40,436,196, 34,531,779, and 34,615,769, respectively.

Nonqualified Deferred Compensation

Under our Deferred Compensation Plan, NEOs may defer receipt of up to 70% of their base salaries and up to 100% of their bonuses, in addition to which NEOs are credited with Company contributions of 10% of gross salary. NEOs may elect to have their accounts notionally invested in investment alternatives made available by the plan administrator, with returns on amounts deferred under this plan credited with notional earnings or losses based on such elections. NEOs may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (beginning no earlier than six months after retirement), or (iii) upon a change in control, in full, subject to certain additional limitations. For additional information regarding the Deferred Compensation Plan, see “Compensation Discussion and Analysis—Deferred Compensation Plans.” The following table sets forth summary information regarding our Deferred Compensation Plan as of December 31, 2009.

Nonqualified Deferred Compensation

Name	Executive contributions in last FY ($)		Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
(a)	(b)		(c) (4)	(d)	(e)	(f) (5)
John B. Kilroy, Jr.	$—		$105,000	$91,589	—	$324,077
Jeffrey C. Hawken	$—		$57,500	$53,962	—	$1,046,523
Richard E. Moran Jr.	$295,313	(1)	$52,500	$1,800	—	$501,309
Tyler H. Rose	$63,500	(2)	$36,500	$37,021	—	$231,463
Steven R. Scott	$40,750	(3)	$36,500	$38,808	—	$196,779

(1)	Mr. Moran’s contributions are included in the 2009 “Non-Equity Incentive Plan Compensation” column of the 2009 Summary Compensation Table.

(2)	Mr. Rose’s contributions are included in the 2009 “Bonus” column of the 2009 Summary Compensation Table.

(3)	A total of $18,250 of Mr. Scott’s contributions are included in the 2009 “Salary” column of the 2009 Summary Compensation Table, and $22,500 of Mr. Scott’s contributions are included in the 2009 “Bonus” column of the 2009 Summary Compensation Table.

(4)	Included in the “All Other Compensation” column of the 2009 Summary Compensation Table.

(5)	The balance at the end of fiscal year 2009 reflects the following aggregate amounts that were previously reported as compensation in this Proxy Statement in the 2009 Summary Compensation Table for fiscal years 2008 and 2007: $205,000 for Mr. Kilroy, Jr., $1,521,932 for Mr. Hawken, $247,750 for Mr. Moran, $142,250 for Mr. Rose, and $115,240 for Mr. Scott.

Potential Payments Upon Termination or Change in Control

The information in this section sets forth the value of benefits and payments to each of the NEOs upon the triggering events indicated and is based upon the terms of employment agreements in effect as of the date of this Proxy Statement as described in “Severance and Change in Control Arrangements” above. As required by the SEC rules, these estimated values assume that the triggering event took place on December 31, 2009, the last business day of the fiscal year. The payments and benefits that would be provided to the NEOs in each of these events are more fully described in the Compensation Discussion and Analysis section above. Except as otherwise described below in the context of a Change in Control, none of our NEOs is entitled to termination payments or benefits upon a voluntary resignation (without “good reason”) or upon a termination by the Company for cause.

John B. Kilroy, Jr.

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)	Termination Without Cause or For Good Reason(6)	Death	Disability
Cash Severance(2)	—	$33,687,998	$33,687,998	$11,729,333	$22,708,665
Medical Benefits(3)	—	$120,990	$120,990	$120,990	$120,990
Accelerated Vesting(4)	—	$4,553,820	$4,553,820	$4,553,820	$4,553,820
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$38,362,808	$38,362,808	$16,404,143	$27,383,475

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s Employment Agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on any reasonable method.

(2)	For a description of the cash severance obligations, see “Severance and Change in Control Arrangements.”

(3)	Executive will receive three years of medical benefits where applicable.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted. Currently all unvested equity awards are time-based.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason.” As defined in the Employment Agreements, Good Reason includes, among other things, the right of the executives to terminate employment with us for any reason in the twelfth month following a “Change in Control” of the Company (as defined in the Employment Agreements). Also, a non-extension by us of the term of the Employment Agreements will be deemed a termination of the relevant executive’s employment without Cause.

(6)	For a complete definition of what constitutes “Cause” or “Good Reason,” please refer to the executive’s Employment Agreement included as exhibits to our Annual Report on Form 10-K.

Jeffrey C. Hawken

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)	Termination Without Cause or For Good Reason(6)	Death	Disability
Cash Severance(2)	—	$11,232,509	$11,232,509	$3,994,170	$7,613,339
Medical Benefits(3)	—	$120,990	$120,990	$120,990	$120,990
Accelerated Vesting(4)	—	$2,106,140	$2,106,140	$2,106,140	$2,106,140
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$13,459,639	$13,459,639	$6,221,300	$9,840,469

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s Employment Agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on any reasonable method.

(2)	For a description of the cash severance obligations, see “Severance and Change in Control Arrangements.”

(3)	Executive will receive three years of medical benefits where applicable.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted. Currently all unvested equity awards are time-based.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason.” As defined in the Employment Agreements, Good Reason includes, among other things, the right of the executives to terminate employment with us for any reason in the twelfth month following a “Change in Control” of the Company (as defined in the Employment Agreements). Also, a non-extension by us of the term of the Employment Agreements will be deemed a termination of the relevant executive’s employment without Cause.

(6)	For a complete definition of what constitutes “Cause” or “Good Reason,” please refer to the executive’s Employment Agreement included as exhibits to our Annual Report on Form 10-K.

Richard E. Moran Jr.

Potential Payment/Benefit(1)	Disability
Cash Severance(2)	$6,140,448
Medical Benefits(3)	$423,490
Accelerated Vesting(4)	$1,423,057
Tax Gross-Up	—
Other Termination Perks/Benefits(5)	$39,145

Total	$8,026,140

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s Employment Agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on any reasonable method.

(2)	For a description of the cash severance obligations, see “Severance and Change in Control Arrangements.”

(3)	For a description of the medical benefits obligations, see “Severance and Change in Control Arrangements.”

(4)	All equity awards held by executive at termination which would have vested based on time vested upon executive’s separation from service and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted.

(5)	Executive is entitled to receive reimbursement for expenses incurred in 2010 related to tax and financial planning services, up to a maximum of $39,145.

Tyler H. Rose

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)(6)	Termination Without Cause or For Good Reason(7)	Death	Disability
Cash Severance(2)	—	$2,305,000	$2,305,000	$1,152,500	$2,305,000
Medical Benefits(3)	—	$69,695	$69,695	$37,350	$37,350
Accelerated Vesting(4)	—	$806,038	$806,038	$806,038	$806,038
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$3,180,733	$3,180,733	$1,995,888	$3,148,388

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s Employment Agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on any reasonable method.

(2)	For a description of the cash severance obligation, see “Severance and Change in Control Agreements.”

(3)	Executive will receive two years of medical benefits except in the case of termination in connection with Death and Disability in which case executive will receive one year.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted. Currently all unvested equity awards are time-based.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason.”

(6)	Executive’s Employment Agreement provides that the Company will reduce the change in control payment if, as a result of the reduction, executive will receive a net after tax benefit which is greater than the amount he would receive if the excise tax was paid. Change in control payments may be subject to a 20% Federal excise tax if they exceed a threshold amount. Based on the available data, the Company would not have reduced the total change in control payments under the employment agreements.

(7)	For a complete definition of what constitutes “Cause” or “Good Reason,” please refer to the executive’s Employment Agreement included as exhibits to our Annual Report on Form 10-K.

Steven R. Scott

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)(6)	Termination Without Cause or For Good Reason(7)	Death	Disability
Cash Severance(2)	—	$2,580,000	$2,580,000	$1,290,000	$2,580,000
Medical Benefits(3)	—	$69,695	$69,695	$37,350	$37,350
Accelerated Vesting(4)	—	$1,014,717	$1,014,717	$1,014,717	$1,014,717
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$3,664,412	$3,664,412	$2,342,067	$3,632,067

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s Employment Agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on any reasonable method.

(2)	For a description of the cash severance obligation, see “Severance and Change in Control Agreements.”

(3)	Executive will receive two years of medical benefits except in the case of termination in connection with Death and Disability in which case executive will receive one year.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted. Currently all unvested equity awards are time-based.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason.”

(6)	Executive’s Employment Agreement provides that the Company will reduce the change in control payment if, as a result of the reduction, executive will receive a net after tax benefit which is greater than the amount he would receive if the excise tax was paid. Change in control payments may be subject to a 20% Federal excise tax if they exceed a threshold amount. Based on the available data, the Company would not have reduced the total change in control payments under the employment agreements.

(7)	For a complete definition of what constitutes “Cause” or “Good Reason,” please refer to the executive’s employment agreement included as exhibits to our Annual Report on Form 10-K.

Director Compensation

Under the 2009 compensation program, we paid each of our non-employee directors annual cash compensation of $35,000 for services rendered and $2,000 for each Board meeting attended by such director. Each non-employee director also received annual compensation of $1,000 for each committee of which he is a member. The Chairman of each committee received additional annual cash compensation of $10,000, with the exception of the Chairman of the Audit Committee and the Chairman of the Compensation Committee who received additional annual cash compensation of $20,000. Directors are reimbursed for reasonable expenses incurred to attend director and committee meetings and incident to their service as a director. Our officers who are directors are not paid any director fees. Our directors may defer receipt of their compensation pursuant to the terms of our Deferred Compensation Plan. For further discussion of the Deferred Compensation Plan, see “Compensation Discussion and Analysis – Deferred Compensation Plans.”

In addition, in June 2009, each non-employee director received an annual grant authorized under the 2006 Plan of RSUs or shares of restricted stock valued at $100,000 that vest on the date of the 2010 Annual Meeting, subject to continued service. Each non-employee director grant provides that the restricted stock or RSUs will vest in full in the event of a change in control of the Company (as defined in the 2006 Plan) or a termination of the non-employee director’s directorship for any reason other than the director’s voluntary resignation or retirement. Further, non-employee directors are encouraged to hold significant equity interests in the Company. The Board expects each non-employee director to own or to acquire, within five years of first becoming a director, shares of our Common Stock having a market value of at least $100,000. Our directors may defer receipt of their stock awards pursuant to our Deferral Program. For further discussion of the Deferral Program, see “Compensation Discussion and Analysis – Deferred Compensation Plans.”

The following table sets forth summary information regarding our compensation practices for each of our directors for 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
John B. Kilroy, Jr.	$—	$—	$—	$—	$—	$—		$—
John B. Kilroy, Sr.	$54,000	$100,000	$—	$—	$—	$14,885	(1)	$168,885	(2)
Edward F. Brennan, Ph.D.	$77,000	$100,000	$—	$—	$—	$—		$177,000	(2)
William P. Dickey	$67,000	$100,000	$—	$—	$—	$—		$167,000	(2)
Scott S. Ingraham	$74,750	$100,000	$—	$—	$—	$—		$174,750	(2)
Dale F. Kinsella	$67,000	$100,000	$—	$—	$—	$—		$167,000	(2)

(1)	Includes $12,241 of club dues and $2,644 of home office expenses.

(2)	The aggregate number of unvested stock awards and the aggregate number of unexercised option awards outstanding as of December 31, 2009 for our directors are:

Director	Unvested Stock Awards		Unexercised Option Awards
John B. Kilroy, Jr.	—		—
John B. Kilroy, Sr.	5,891	(1)	—
Edward F. Brennan, Ph.D.	5,891	(2)	—
William P. Dickey	5,891	(2)	10,000
Scott S. Ingraham	6,391	(3)	—
Dale F. Kinsella	5,891	(2)	14,000

(1)	Includes 933 shares of restricted stock that vest on May 15, 2010 and 4,958 shares of restricted stock that vest on the date of the 2010 Annual Meeting.

(2)	Includes 933 RSUs that vest on May 15, 2010 and 4,958 RSUs that vest on the date of the 2010 Annual Meeting.

(3)	Includes 250 shares of restricted stock that vest on June 21, 2010, 250 shares of restricted stock that vest on June 21, 2011, 933 RSUs that vest on May 15, 2010, and 4,958 RSUs that vest on the date of the 2010 Annual Meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of March 31, 2010, regarding the beneficial ownership of Common Stock (or Common Stock issuable upon the redemption of common limited partnership interests (the “Units”) in the Operating Partnership) for (i) each person or entity known by the Company to be the beneficial owner of five percent or more of the Company’s outstanding Common Stock (or Common Stock issuable, at the Company’s option, upon the redemption of Units), (ii) each director and each NEO and (iii) the directors and such NEOs of the Company as a group. Except as indicated below, all shares of Common Stock are owned directly, and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by such person other than restricted stock, as to which a person has sole voting but no dispositive power. In preparing this table, the Company has relied upon information supplied by its officers, directors and certain stockholders in addition to information contained in filings with the Securities and Exchange Commission.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Outstanding Shares of Common Stock(2)
Cohen & Steers	5,303,494	(3)	12.3%
T. Rowe Price	4,763,880	(4)	11.1%
Vanguard	4,144,260	(5)	9.6%
BlackRock	3,995,798	(6)	9.3%
LaSalle Investment Management	3,261,694	(7)	7.6%
Invesco	2,896,105	(8)	6.7%
AEW Capital Management	2,525,800	(9)	5.9%
Brookfield Investment Management	2,427,182	(10)	5.6%
John B. Kilroy, Jr.	1,174,108	(11)	2.7%
John B. Kilroy, Sr.	561,601	(12)	1.3%
Jeffrey C. Hawken	240,430	(13)	*
Richard E. Moran Jr.	105,124	(14)	*
Tyler H. Rose	56,405	(15)	*
Steven R. Scott	39,278	(16)	*
William P. Dickey	38,891	(17)	*
Dale F. Kinsella	21,891	(18)	*
Scott S. Ingraham	5,372	(19)	*
Edward F. Brennan, Ph.D.	5,102	(20)	*
All directors and NEOs as a group (10 persons)			5.0%

*	Represents less than 1.0% of outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

(2)	The number of shares of Common Stock beneficially owned is based on Securities and Exchange Commission regulations regarding the beneficial ownership of securities. The number of shares of Common Stock and the percentage of outstanding shares of Common Stock beneficially owned by a person assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of Common Stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of March 31, 2010 by such beneficial owner are exercised and that no options to acquire shares of Common Stock held by other persons are exercised. The number of shares of Common Stock and the percentage of outstanding shares of Common Stock beneficially owned by a person includes any RSUs of such person that are vested or will vest within 60 days of March 31, 2010.

(3)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2010, by Cohen & Steers, Inc.

(“Cohen”) either directly or through its affiliates. Such report indicates that Cohen & Steers Capital Management (“Cohen Capital”) and Cohen & Steers Europe S.A. (“Cohen Europe”) beneficially owned 5,153,584 shares and 149,910 shares, respectively. The address for Cohen and Cohen Capital is 280 Park Avenue, 10th Floor, New York, New York 10017. The address for Cohen Europe is Chausee de la Hulpe 116, 1170 Brussels, Belgium.

(4)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2010, by T. Rowe Price Associates, Inc. (“Price Associates”) either directly or through its affiliates. Such report indicates that T. Rowe Price Real Estate Fund (“Price Real Estate Fund”) beneficially owned 2,058,100 of these shares. The address for Price Associates and Price Real Estate Fund is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2010, by The Vanguard Group, Inc. (“Vanguard”) either directly or through its affiliates. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)

Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010, by BlackRock, Inc. (“BlackRock”) either directly or through its affiliates. The address for BlackRock is 40 East 52nd Street, New York, New York 10022.

(7)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010, by LaSalle Investment Management, Inc. (“LaSalle Inc.”) either directly or through its affiliates. Such report indicates that LaSalle Investment Management (Securities) L.P. (“La Salle L.P.”) and LaSalle Inc. beneficially owned 2,796,420 shares and 465,274 shares, respectively. The address for LaSalle L.P. is 100 East Pratt Street, Baltimore, Maryland 21202 and for LaSalle Inc. is 200 East Randolph Drive, Chicago, Illinois 60601.

(8)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010, by Invesco Ltd. (“Invesco”) either directly or through its affiliates. Such report indicates that Invesco Institutional (N.A.), Inc, Invesco Global Asset Management (N.A.), Inc, Invesco PowerShares Capital Management, and Invesco Management S.A. beneficially owned 2,825,958 shares, 60,700 shares, 7,947 shares, and 1,500 shares, respectively. The address for Invesco is 1555 Peachtree St. NE, Atlanta, Georgia 30309.

(9)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010, by AEW Capital Management, Inc. (“AEW Inc.”) either directly or through its affiliates. The address for AEW Inc. is World Trade Center East, Two Seaport Lane, Boston, Massachusetts 02110-2021.

(10)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010, by Brookfield Investment Management Inc. (“Brookfield”) either directly or through its affiliates. The address for Brookfield is Three World Financial Center, 200 Vesey Street, New York, New York 10281.

(11)	Includes (i) 782,250 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by Kilroy Airport Imperial Co. (“KAICO”) and Kilroy Technologies Company, LLC, a California limited liability company (“Kilroy Technologies”) and allocated to Mr. Kilroy, Jr.), (ii) 227,522 shares of Common Stock held directly, and (iii) 164,336 RSUs held directly that are vested or will vest within 60 days of March 31, 2010. Excludes 214,880 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2010.

(12)	Includes (i) 552,885 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by KI, KAICO, and Kilroy Technologies, and allocated to Mr. Kilroy, Sr.), (ii) 2,825 shares of Common Stock held directly, and (iii) 5,891 restricted shares of Common Stock held directly.

(13)	Includes (i) 164,427 shares of Common Stock held directly, and (ii) 76,003 RSUs held directly that are vested or will vest within 60 days of March 31, 2010. Excludes 98,552 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2010.

(14)	Includes (i) 8,531 shares of Common Stock held directly, and (ii) 96,593 RSUs held directly that are vested or will vest within 60 days of March 31, 2010.

(15)	Includes (i) 36,594 shares of Common Stock held directly, (ii) 15,186 restricted shares of Common Stock held directly, and (iii) 4,625 RSUs held directly that are vested or will vest within 60 days of March 31, 2010. Excludes 22,768 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2010.

(16)	Includes (i) 12,989 shares of Common Stock held directly, (ii) 24,104 restricted shares of Common Stock held directly, and (iii) 2,185 RSUs held directly that are vested or will vest within 60 days of March 31, 2010. Excludes 9,842 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2010.

(17)	Includes (i) 10,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 31, 2010, (ii) 25,519 shares of Common Stock held directly, (iii) 2,000 shares of Common Stock held directly by Dickey Realty, Ltd. and beneficially owned by Mr. Dickey, and (iv) 1,372 RSUs held directly that are vested or will vest within 60 days of March 31, 2010. Excludes 5,891 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2010.

(18)	Includes (i) 10,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 31, 2010, (ii) 10,519 shares of Common Stock held directly, and (iii) 1,372 RSUs held directly that are vested or will vest within 60 days. Excludes 5,891 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2010.

(19)	Includes (i) 3,500 shares of Common Stock held directly, (ii) 500 restricted shares of Common Stock held directly, and (iii) 1,372 RSUs held directly that are vested or will vest within 60 days of March 31, 2010. Excludes 5,891 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2010.

(20)	Includes (i) 3,730 shares of Common Stock held directly, and (ii) 1,372 RSUs held directly that are vested or will vest within 60 days of March 31, 2010. Excludes 5,891 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2009, no directors or executive officers of the Company, including Mr. Kilroy, Sr. and Mr. Kilroy, Jr., the Chairman of the Board and the President and Chief Executive Officer, respectively, or security holder of more than five percent of the Company’s outstanding Common Stock, or members of any of their immediate families, had direct or indirect interests in transactions or potential transactions with the Company, the Operating Partnership, Kilroy Services, LLC or any other subsidiary of the Company. Any transactions between or among related persons are referred to the Independent Committee for review. In determining whether to approve a related person transaction, our Independent Committee will consider such matters as it deems appropriate under the circumstances. After considering these factors, our Independent Committee will decide whether the related person transaction is in our best interests and will approve or reject the transaction accordingly.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of any registered class of the Company’s equity securities (collectively, “Insiders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities of the Company. Insiders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company or written representations from the Insiders that no other reports were required, during the year ended December 31, 2009, all Insiders complied with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2011 annual meeting of stockholders must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by December 2, 2010, which is 120 days prior to the one-year anniversary of the date of this Proxy Statement. However, if the date of the 2011 annual meeting changes by more than 30 days from the one-year anniversary of the date of the 2010 Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2011 annual meeting.

In addition, the Company’s Bylaws require a stockholder desiring to present a proposal for a vote at the 2011 annual meeting of stockholders to notify the Company’s Secretary in writing. The notice generally must be delivered to or mailed and received at the Company’s principal executive offices (i) not less than 90 days nor more than 120 days prior to the one-year anniversary of 2010 annual meeting or (ii) if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in the Company’s Bylaws, a copy of which may be obtained without charge by request to the Company’s Secretary at the Company’s principal executive offices.

Stockholders who wish to have a proposal included in the Company’s proxy statement for the 2011 annual meeting or have a proposal properly brought before the 2011 annual meeting for a vote must comply with the above requirements, as applicable. Stockholders that comply with the rules and regulations of the Securities and Exchange Commission to have a proposal included in the Company’s proxy statement for the 2011 annual meeting will be deemed to have complied with the notice requirements contained in the Company’s Bylaws. Stockholder proposals submitted to the Company’s Secretary that do not comply with these requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2011 annual meeting, as applicable.

For specific information with respect to the process for recommending a director candidate, see “Certain Information with Respect to Board of Directors – Manner by which Security Holders May Recommend Director Candidates” above.

INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) have served as the Company’s independent public accountants since the completion of the Company’s initial public offering in January 1997 and have been selected by the Audit Committee to continue to serve as the Company’s independent public accountants for the first quarter of fiscal year 2010. Consistent with past practice, the Audit Committee will appoint the Company’s independent public accountants for the full current fiscal year at its meeting to be held during the second quarter.

The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder in effect on the date of this Proxy Statement. The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by Deloitte for professional services rendered in fiscal years 2009 and 2008 are as follows:

Fees(1)	2009	2008
Audit Fees(2)	$1,094,890	$974,271
Tax Fees(3)	348,220	240,743

	$1,443,110	$1,215,014

(1)	All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures described above. The Audit Committee has concluded that the provision of the non-audit services rendered for the listed fees is compatible with maintaining Deloitte’s independence.

(2)	Includes the aggregate fees billed for the audits of the Company’s annual financial statements and internal controls over financial reporting, review of financial statements included in the Company’s quarterly reports on Form 10-Q, consultations with Company’s management on technical accounting and regulatory issues, and services provided for assistance with and review of other regulatory filings.

(3)	Includes the aggregate fees billed for the review and assistance with the preparation of tax returns, the review of quarterly REIT test compliance, and review of technical accounting issues.

PROXY SOLICITATION EXPENSE

The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company will use the services of Broadridge Financial Solutions, Inc. to assist with the mailing of proxies and expects to pay a fee of approximately $15,000 for these services. Proxies may be solicited by directors, officers, and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may also use the services of MacKenzie Partners, Inc., a third-party solicitor, to solicit proxies for the Annual Meeting, which the Company estimates would cost approximately $10,000.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the Securities and Exchange Commission’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons and by first class mail or other equally prompt means within one business day of receipt of such request, copies of the Company’s Form 10-K for the period ended December 31, 2009. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary, telephone (310) 481-8400. You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com.

OTHER MATTERS

The Board does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone or by completing and mailing a proxy card in the preaddressed, postage paid envelope provided to you. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting. If you subsequently decide to attend the Annual Meeting and wish to vote your shares at the meeting, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

April 1, 2010

By Order of the Board of Directors,

Tyler H. Rose
Executive Vice President,
Chief Financial Officer and Secretary

APPENDIX A

FOURTH AMENDMENT TO

KILROY REALTY

2006 INCENTIVE AWARD PLAN

THIS FOURTH AMENDMENT TO KILROY REALTY 2006 INCENTIVE AWARD PLAN (this “Fourth Amendment”), dated as of [                    ], 2010 (the “Fourth Amendment Effective Date”), is made and adopted by Kilroy Realty Corporation, a Maryland corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Kilroy Realty 2006 Incentive Award Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended by the Committee at any time and from time to time with the approval of the Board of Directors of the Company, provided, that approval by the stockholders of the Company is required for any amendment to the Plan that increases the number of shares of Stock available under the Plan (other than certain adjustments under the Plan); and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be and hereby is amended as follows:

1. Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“(a) Subject to adjustment as provided in Section 3.1(b) and Section 11 hereof, a total of 6,120,000 shares of Stock shall be authorized for grants of Awards under the Plan, subject to the limitations contained in this Section 3.1(a) (the “Share Limit”). Shares of Stock subject to Awards granted on or after the Fourth Amendment Effective Date, shall be counted as follows:

(i) Awards of Options, Stock Appreciation Rights or other Awards that do not constitute Full Value Awards or Premium Options (as defined below) and that expire more than five (5) years from the applicable date of grant (“10-Year Options”) shall be counted against the Share Limit as 1.29 shares of Stock for every one (1) share of Stock subject to such 10-Year Option;

(ii) Awards of Options, Stock Appreciation Rights or other Awards that do not constitute Full Value Awards or Premium Options and that expire five (5) years or less from the applicable date of grant (“5-Year Options”) shall be counted against the Share Limit as 1.16 shares of Stock for every one (1) share of Stock subject to such 5-Year Option;

(iii) Awards of Options, Stock Appreciation Rights or other Awards that do not constitute Full Value Awards and that have an exercise price or strike price (as applicable) equal to no less than 130% of Fair Market Value on the applicable date of grant and that expire more than five (5) years from the applicable date of grant (“10-Year Premium Options”) shall be counted against the Share Limit as 1.15 shares of Stock for every one (1) share of Stock subject to such 10-Year Premium Option;

(iv) Awards of Options, Stock Appreciation Rights or other Awards that do not constitute Full Value Awards and that have an exercise price or strike price (as applicable) equal to no less than 130% of Fair Market Value on the applicable date of grant and that expire five (5) years or less from the applicable date of grant (“5-Year Premium Options” and, together with 10-Year Premium Options, “Premium Options”) shall be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such 5-Year Premium Option; and

(v) Full Value Awards shall be counted against the Share Limit as 2.92 shares of Stock for every one (1) share of Stock subject to such Full-Value Award.”

2. The fourth sentence of Section 3.1(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“Each Profits Interest Unit issued pursuant to an Award shall count as 2.92 shares of Stock against the Share Limit (in accordance with Section 3.1(a)) and shall be counted as one (1) share of Stock for purposes of applying the individual Award limitation set forth in Section 3.3.

3. Section 3.1(c) of the Plan is hereby deleted and replaced in its entirety with the following:

“(c) Any Award that again becomes available for grant pursuant to Section 3.1(b) hereof shall be added back to the Share Limit as the number of Shares by which the Share Limit would be debited upon grant of such an Award following the Fourth Amendment Effective Date.”

4. This Fourth Amendment shall be and is hereby incorporated in and forms a part of the Plan.

5. Except as set forth herein, the Plan shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing Fourth Amendment was duly adopted by the Board of Directors of Kilroy Realty Corporation on [            ]     , 2010.

Executed on this      day of [                    ], 2010.

By:
Name:
Title:

I hereby certify that the foregoing Fourth Amendment was approved by the stockholders of Kilroy Realty Corporation on [                    ], 2010.

Executed on this      day of [                    ], 2010.

By:
Name:
Title:

KILROY REALTY CORPORATION

12200 WEST OLYMPIC BOULEVARD

SUITE 200

LOS ANGELES, CA 90064

ATTN: TAMMY PORTER

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All

Withhold All

For All Except

The Board of Directors recommends that vote FOR the following:

1. Election of Directors

Nominees

01 John B. Kilroy, Sr.

02 John B. Kilroy, Jr.

03 Edward F. Brennan, Ph.D.

04 William P. Dickey

05 Scott S. Ingraham

06 Dale F. Kinsella

For

Against

Abstain

The Board of Directors recommends you vote FOR the following proposal(s):

2 Amendment to Kilroy Realty 2006 Incentive Award Plan

NOTE: Such other business as may properly come before the meeting or any adjournment thereof

Yes No

Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

KILROY REALTY CORPORATION

Annual Meeting of Stockholders

May 20, 2010 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder of Kilroy Realty Corporation (the "Company") acknowledges receipt of a copy of the proxy statement dated on or about April 1, 2010 and, revoking any proxy heretofore given, hereby appoints John B. Kilroy, Jr. and Tyler H. Rose and both of them as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on March 19, 2010, at the Annual Meeting of Stockholders to be held on May 20, 2010, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXCERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT AND FOR THE COMPANY PROPOSAL.

Continued and to be signed on reverse side

0000058954_2 R2.09.05.010